UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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GOLDEN GRAIN ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1822 43rd Street SW
Mason City, IA 50401

NOTICE OF 2022 SPECIAL MEETING OF MEMBERS
To be Held Monday, January [___], 2022
To our members:

The 2022 special meeting of members (the "Special Meeting") of Golden Grain Energy, LLC (the "Company") will be held on Monday, January [___], 2022, at the Columbia Club, 551 S. Taft Avenue, Mason City, Iowa, 50401. Registration for the meeting and lunch will begin at 12:00 p.m. The Special Meeting will follow the lunch, and will commence at approximately 1:00 p.m. The board of directors (the "Board") encourages you to attend the meeting unless the Company is forced to cancel the in-person meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON MONDAY, January [___], 2022:

◦This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting;
◦The proxy statement, proxy card and annual report to members are available at http://www.goldengrainenergy.com; and
◦If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling our office at (641) 423-8525 or toll free at (888) 443-2676 or by written request at Golden Grain Energy, LLC at 1822 43rd Street SW, Mason City, IA 50401, by e-mail at info@ggecorn.com, or on our website at http://www.goldengrainenergy.com on or before ___________, 2022, to facilitate timely delivery.

The purposes of the meeting are to: (1) Amend and restate the Third Amended and Restated Operating Agreement dated February 15, 2007, as amended (our "Operating Agreement") to provide for four separate and distinct classes of units; Class A, Class B, Class C and Class D Units; (2) Reclassify our units into Class A, Class B, Class C and Class D Units for the purpose of discontinuing the registration of our units under the Securities Act of 1934 ("Exchange Act"); and (3) Adjourn or postpone the Special Meeting, if necessary or appropriate, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the matters under consideration.

Only members listed on the Company's records at the close of business on __________, 2021 are entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments thereof. For your proxy card to be valid, it must be RECEIVED by the Company prior to the start of the Special Meeting.

All members are cordially invited to attend the Special Meeting in person. However, to assure the presence of a quorum, the Board requests that you promptly sign, date and return a proxy card, whether or not you plan to attend the meeting. Proxy cards are available on the Company's website at http://www.goldengrainenergy.com and may be printed by the members. No personal information is required to print a proxy card. We will be sending you a proxy card approximately 10 days from the date of this letter. If you wish to revoke your proxy at the meeting and execute a new proxy card, you may do so by giving written notice to our CFO, Brooke Peters, prior to the commencement of the meeting. You may fax your completed proxy card to the Company at (641) 421-8457; email it to info@ggecorn.com or mail it to the Company at 1822 43rd Street SW, Mason City, Iowa 50401. If you need directions to the meeting, please contact the Company using the information listed above.

By order of the Board of Directors,
                        /s/ Dave Sovereign, Chairman
Mason City, Iowa
__________, 2021

Golden Grain Energy, LLC
1822 43rd Street SW
Mason City, Iowa 50401

Proxy Statement
2022 Special Meeting of Members
Monday, January [___], 2022

This proxy solicitation is being made by Golden Grain Energy, LLC (the "Company"). The proxy statement and proxy card were prepared by the board of directors (the "Board") of the Company for use at the 2022 special meeting of members of the Company to be held on Monday, January [___], 2022 (the "Special Meeting"), and at any adjournment thereof. The Special Meeting will be held at the Columbia Club, 551 S. Taft Avenue, Mason City, Iowa, 50401. The Company will give you written notice if the Company must cancel the in-person meeting. Registration for the meeting and lunch will begin at 12:00 p.m. The Special Meeting will follow the lunch, and will commence at approximately 1:00 p.m. Distribution of this proxy statement and the proxy card is scheduled to begin on or about __________, 2021. This solicitation is being made according to the SEC's Internet availability of proxy materials rules, however the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, email, facsimile or letter.

In this proxy statement, “Golden Grain” “GGE,” “we,” “our,” “ours,” “us” and the “Company” refer to Golden Grain Energy, LLC, an Iowa limited liability company.

“Reclassification” refers to the reclassification of certain of our registered units into Class A units and Class B units and into two newly-created classes: Class C, and Class D; the outstanding Class A units that are not reclassified will remain Class A units. As a result, following the Reclassification (if completed), we would have four classes of units: Class A, Class B, Class C, and Class D. References to our “Units” generally refers to our currently outstanding membership units; part of such outstanding units will be renamed as Class A, Class B, Class C, or Class D Units if the Reclassification is consummated.

Proposals to be Considered at the Special Meeting

The Board has authorized, and unanimously recommends for your approval at the Special Meeting, the following matters:

Item	Description	Board Voting Recommendation
No. 1	Adoption of proposed Fourth Amended and Restated Operating Agreement (the “Proposed Operating Agreement”)	FOR
No. 2	Approval of the Reclassification of Units	FOR
No. 3	Adjournment or postponement the Special Meeting, if necessary or appropriate, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the matters under consideration.	FOR

Our members will vote on these matters separately. If Proposals 1 and 2 are not both approved, the Board, in its discretion may determine not to implement:

i.the Reclassification; or
ii.the terms and conditions of the Proposed Operating Agreement.

The Board will have the discretion to determine if and when to effect the Proposed Operating Agreement, including the Reclassification, and reserves the right to abandon the Proposed Operating Agreement and the Reclassification, even if approved by the members. For example, if the number of record holders of Units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our reporting obligations owed to the Securities and Exchange Commission (the "SEC"), the Board may determine not to effect the Reclassification.

We expect that if our members approve the Reclassification and Proposed Operating Agreement and the Board elects to effect the Proposed Operating Agreement, the Reclassification will become effective on [January __, 2022].

No member proposals will be able to be made or acted upon at the Special Meeting, and no member action will otherwise be able to be taken at the Special Meeting, other than voting on the above proposals.

QUESTIONS AND ANSWERS ABOUT THE RECLASSIFICATION

This summary provides an overview of material information about the proposed Reclassification and the proposed amendment and restatement to the Third Amended and Restated Operating Agreement, as amended, by adopting the proposed Fourth Amended and Restated Operating Agreement. However, it is a summary only. To better understand the Reclassification and for a more complete description of its terms, we encourage you to carefully read this entire document and the documents to which it refers before voting.

Q:    What is the Reclassification?

A:    We are proposing that our members amend and restate our Third Amended and Restated Operating Agreement dated February 15, 2007, as amended (our “Operating Agreement”) by adopting the proposed Fourth Amended and Restated Operating Agreement (the “Proposed Operating Agreement”). If the Proposed Operating Agreement is adopted, it will, among other things, provide for four separate classes of units: Class A, Class B, Class C, and Class D Units. Certain of our outstanding Class A Units and Class B Units will be reclassified on the basis of one Class A, Class B, Class C, or Class D unit for each Unit currently held, as follows:

◦Holders of 20,001 or more of our Units, regardless of class, into Class A Units;
◦Holders of 10,001 to 20,000 of our Units, regardless of class, into Class B Units;
◦Holders of exactly 10,000 of our Units, regardless of class, into Class C Units; and
◦Holders of less than 10,000 of our Units, regardless of class, into Class D Units.

The adoption of the Proposed Operating Agreement and the Reclassification must both be approved to effect the Reclassification. For more information about the terms of the Reclassification and the Proposed Operating Agreement, please refer to “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION” and “THE FOURTH AMENDED AND RESTATED OPERATING AGREEMENT.”

Neither the SEC nor any state securities commission has approved or disapproved the Proposed Operating Agreement or the Reclassification, or has passed upon the merits or fairness of the Reclassification or upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

Q:    What is the purpose and structure of the Reclassification?

A:    The purpose of the Reclassification is to allow us to suspend our SEC reporting obligations (known as “going private”). The primary effect of the Reclassification will be to reduce the total number of unit holders of record of our current Class A Units to below 300 unit holders by reclassifying part of our current Class A Units as Class B, Class C or Class D Units. This will allow us to suspend our registration under the Securities Exchange Act of 1934 (the “Exchange Act”) and relieve us of the costs of preparing and filing public reports and other documents. It will also allow our management and employees to shift time spent from complying with SEC reporting obligations to our operational and business goals.

The Reclassification is being effected at the unit holder level. This means that we use the number of Units registered in the name of each holder to determine how that holder’s Units will be reclassified. On [November __], 2021, the Company sent a letter to its members notifying them that they had until January 17, 2022 to make transfers of Units before the Reclassification. The purpose of this letter was to allow our members the opportunity to make transfers (subject to our Operating Agreement and applicable laws) before the Reclassification so that they could own the requisite number of Units to be in their desired class. We have restricted transfers after January 17, 2022 to allow the Company to determine the number of Class A, Class B, Class C, and Class D members that would result from the Reclassification before providing our members with proxy materials.

Q:    What will be the effects of the Reclassification?

A:    The Reclassification is a “going private transaction,” meaning that it will allow us to deregister with the SEC, and we will no longer be subject to reporting obligations under federal securities laws. As a result of the Reclassification:

•The Class A Units currently registered under the Exchange Act (some of which will be reclassified as Class B, Class C, and Class D Units) will be reduced from 18,953,000 units to 13,004,306 Class A Units, and the number of unit holders of currently-registered Class A Units will decrease from 836 Class A Unit holders to approximately 167 Class A Unit holders;

•Class B Units will correspondingly increase from approximately 920,000 units to approximately 3,472,575 Class B Units, and the number of unit holders of currently-registered Class B Units will increase from 48 Class B Unit holders to approximately 199 Class B unit holders;

•The newly-created Class C Units will correspondingly increase to approximately 2,840,000 units held by approximately 301 Class C unit holders;

•The newly-created Class D Units will correspondingly increase to approximately 556,119 units held by approximately 186 Class D unit holders;

•The percentage of beneficial ownership of and voting power held by directors and executive officers of GGE as a group will be 10.86% of the Class A and Class B Units before to approximately 15.53% of the Class A Units after the Reclassification, which is unlikely to materially change their collective ability to control the Company in their capacity as members;

•Certain Class A and Class B Unit holders will receive one Class A, Class B, Class C or Class D Unit (as applicable) for each Unit they held immediately before the Reclassification, and they will continue to have an equity interest in GGE and share in our profits and losses and may be entitled to realize any future value received in the event of any sale of the Company;

•Certain Class A and Class B Unit holders will be required to surrender their original Units in exchange for Class A, Class B, Class C or Class D Units, for which they will receive no consideration (other than the Units received in the Reclassification);

•Because the number of record unit holders of our Class A Units currently registered under the Exchange Act will be reduced to less than 300, and because the number of record holders of our existing Class B Units will continue to be less than 500, and our new Class C and Class D Units will be less than 500 for each class, we will be allowed to suspend our status as an SEC reporting company;

•The Class B unit holders will have limited voting rights which include the right to elect Elected Directors (voting with Class A, and Class C unit holders) and to vote on dissolution of the Company and certain limited fundamental transactions or matters out of the ordinary course, and as may be required by Iowa law, and on amendments to the Proposed Operating Agreement that would modify the limited liability of Class B unit holders, alter the economic interests of the Class B unit holders, and any amendments to Sections 5.1 and 5.2 of the Proposed Operating Agreement. The loss of other voting rights may cause potential purchasers of Class B Units to value these Units at a value less than Class A Units;

•The Class C unit holders will have limited voting rights which include the right to elect Elected Directors (voting with Class A, and Class B unit holders) and to vote on dissolution of the Company, certain limited matters out of the ordinary course, as may be required by Iowa law, and on amendments to the Proposed Operating Agreement that would modify the limited liability of Class C unit holders or alter the economic interests of the Class C unit holders. The loss of other voting rights may cause potential purchasers of Class C Units to value these Units at a value less than Class A and Class B Units; and

•The Class D unit holders will have limited voting rights which include the right to vote on dissolution of the Company, certain limited matters out of the ordinary course, as may be required by Iowa law, and on amendments to the Proposed Operating Agreement that would modify the limited liability of Class D unit holders or alter the economic interests of the Class D unit holders. The loss of other voting rights may cause potential purchasers of Class D Units to value these Units at a value less than Class A, Class B and Class C Units.

For more information, please refer to the subheadings "Effects of the Reclassification on GGE" and “Effects of the Reclassification on Unit Holders of GGE" under "SPECIAL FACTORS RELATED TO THE RECLASSIFICATION."

Q:    What does it mean for GGE and our members that GGE will no longer be subject to federal securities laws reporting obligations?

A:    We will no longer be required to file annual, quarterly and current reports with the SEC. These reports contain important information about GGE’s business and financial condition, which will no longer be publicly available. However, under the Proposed Operating Agreement, our members will be allowed to inspect and copy, upon reasonable request, GGE's books and records. Additionally, GGE intends to make available to the members an annual report containing GGE’s audited financial statements and quarterly reports containing GGE’s unaudited financial statements. These financial statements and annual and quarterly reports; however, may not be the same as those required for reporting companies, and we will no longer be subject to the regulations for reporting companies. The liquidity of the Units you hold in GGE may be reduced since there will be no public information available about GGE, and all of our Units will only be tradable in privately-negotiated transactions, or through the availability of a qualified-matching service. We will also no longer be directly subject to the provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) applicable to public-reporting companies, which, among other things, requires our CEO and CFO to certify as to the accuracy of our financial statements and internal controls over financial reporting.

Q:    Why are you proposing the Reclassification?

A:    Our reasons for the Reclassification are based on:

•The administrative burden and expense of making our periodic filings with the SEC;

•As a reporting company, we must disclose information to the public, including information that may be helpful to actual or potential competitors in challenging our business operations and taking market share, employees and customers away from us. Terminating our reporting obligations will help to protect sensitive information from disclosure;

•Operating as a private company will reduce the burden on our management and employees from increasingly stringent SEC-reporting requirements, thus allowing management to focus more of its attention directly on our business operations;

•Management will have increased flexibility to consider and initiate actions that may produce long-term benefits and growth, such as a merger or sale of the Company, without being required to file proxy materials with the SEC and otherwise comply with proxy rules under the Exchange Act;

•Our members receive limited benefit from GGE being an SEC-reporting company because of our small size and the limited trading of our Units, especially when compared to the costs of disclosure pursuant to SEC requirements and SOX compliance;

•We have been able to structure our going private transaction to allow all of our members to retain an equity interest in GGE, and none of our members would be forced out; and

•We anticipate the expense of a going private transaction will be less than the cumulative future expenses of complying with continued SEC reporting obligations and SOX compliance.

We considered that some of our members may prefer that we continue as an SEC reporting company, which is a factor weighing against the Reclassification. However, we believe that the disadvantages and costs of continuing our SEC reporting obligations outweigh the advantages. The Board considered several positive and negative factors affecting members who will hold our Class A Units, as well as those members whose Units will be reclassified into Class B, Class C or Class D Units in making its determination, as discussed throughout this proxy statement.

Based on a careful review of the facts related to the Reclassification, the Board has unanimously concluded that the terms of the Reclassification are substantively and procedurally fair to our members. The Board unanimously approved the Reclassification. Please see the subheadings "Reasons for the Reclassification," "Fairness of the Reclassification" and "Board Recommendation” under “SPECIAL FACTORS RELATED TO THE RECLASSIFICATION."

Q:    What changes to our Operating Agreement are being proposed by the Board?

A:    The Board has proposed amending and restating our Operating Agreement by adopting the Proposed Operating Agreement, primarily to reclassify our Units and revise the voting, transfer, and economic rights of each class.

For more information, please refer to the information under “THE FOURTH AMENDED AND RESTATED OPERATING AGREEMENT.” To review all of the proposed changes to our Operating Agreement, please see Appendix B: “Proposed Fourth Amended and Restated Operating Agreement.”

Q:    What is the Board’s recommendation regarding the Reclassification?

A:    The Board has determined that the Reclassification is in the best interests of our members. The Board unanimously approved the Reclassification and recommends that our members vote “FOR” the Reclassification and “FOR” the adoption of the Proposed Operating Agreement.

Q:    What will I receive in the Reclassification?

A:    If you are the record holder of 20,001 or more of our existing Units, regardless of class, on the date of the Reclassification, any of your Class A Units will not be reclassified, but any existing Class B Units will be automatically converted into Class A Units. If you are the record holder of 10,001 to 20,000 of our existing Units on the date of the Reclassification, any of your Class B Units will not be reclassified, but any existing Class A Units will be automatically converted into Class B Units. If you are the record holder of exactly 10,000 Units on the date of the Reclassification, your Units will automatically be converted into an equal number of Class C Units. If you are the record holder of less than 10,000 of our Units on the date of the Reclassification, your Units will automatically be converted into an equal number of Class D Units.

If the Reclassification is adopted and you receive Class A Units, Class B, Class C or Class D Units:

•You will receive no other consideration for your Units when they are reclassified;
•Class B, Class C and Class D unit holders will have limited voting rights and thus may hold Units with less value;
•You will receive Units with very limited transferability rights, which may be even less liquid than the Units you currently hold; and
•You will lose the benefits of holding securities registered under Section 12 of the Exchange Act.

Q:    What are the differences between the Class A, Class B, Class C and Class D Units?

A:    Generally, if members approve the Proposed Operating Agreement, the voting rights of the Class A Units will remain unchanged. The Class B unit holders will have limited voting rights which include the right to elect Elected Directors (voting with Class A, and Class C unit holders) and to vote on dissolution of the Company, certain limited fundamental transactions and matters out of the ordinary course, as may be required by Iowa law, and on amendments to the Proposed Operating Agreement that would modify the limited liability of Class B unit holders, alter the economic interests of the Class B unit holders, and any amendments to Sections 5.1 and 5.2 of the Proposed Operating Agreement. The Class C unit holders will have limited voting rights which include the right to elect Elected Directors (voting with Class A, and Class B unit holders) and to vote on dissolution of the Company, on certain limited matters out of the ordinary course, as may be required by Iowa law, and on amendments to the Proposed Operating Agreement that would modify the limited liability of Class C unit holders or alter the economic interests of the Class C unit holders. The Class D unit holders will have limited voting rights which include the right to vote on dissolution of the Company, on certain limited matters out of the ordinary course, as may be required by Iowa law and on amendments to the Proposed Operating Agreement that would modify the limited liability of Class D unit holders or alter the economic interests of the Class D unit holders.

All Class A, Class B, Class C, and Class D Units will continue to be restricted to certain "permitted transfers," in accordance with Section 9.2 and 9.3 of the Proposed Operating Agreement. All transfers will be prohibited to the extent any transfer which would impose SEC reporting requirements. Under the Proposed Operating Agreement, the new Class C and Class D unit holders will receive the same share of our regular/non-liquidating distributions as our Class A and Class B unit holders.

Under the Proposed Operating Agreement, Class A, Class B. Class C, and Class D unit holders will have equal liquidation preference. Please refer to the comparison table under “THE FOURTH AMENDED AND RESTATED OPERATING AGREEMENT” below for more detailed information.

Q:    Why are 20,001 Units, 10,001-20,000 Units, 10,000 Units, and below 10,000 Units the thresholds for determining who will retain Class A or Class B Units and who will receive Class A, Class B, Class C or Class D Units?

A:    The purpose of the Reclassification is to reduce the number of record holders of our currently registered Class A Units to less than 300 and to have less than 500 holders of each of our Class B, Class C, and Class D Units, which will allow us to deregister as an SEC reporting company. The Board selected the respective threshold numbers to enhance the probability that we will achieve the applicable unit holder numbers for each class after the Reclassification, if approved.

Q:    When is the Reclassification expected to be completed?

A:    If the Reclassification is approved, we expect to complete it as soon as practicable following the Special Meeting.

Q:    What if the Reclassification is not approved or is not later implemented?

A:    The Reclassification will not be completed if less than a majority of the Units represented at the Special Meeting are voted for the Reclassification. Additionally, the Board will have the discretion to determine if and when to effect the Proposed Operating Agreement and the Reclassification, and may abandon them, even if approved by the members. For example, if the number of record holders of Units changes such that the Reclassification would no longer accomplish our intended goal of discontinuing our SEC reporting obligations, the Board may determine not to effect the Reclassification.

If the Reclassification is not completed, we will continue our current operations under our current Operating Agreement, and we will continue to be subject to SEC reporting requirements.

Q:    What will happen if GGE gains additional unit holders in the future?

A:    We are currently subject to the reporting obligations under the Exchange Act because we have more than 300 unit holders of record of our Class A Units. If the unit holders approve the Reclassification, our currently-registered Class A Units will be held by less than 300 unit holders of record. We may then suspend the registration of those Units and the obligation to file periodic reports. Therefore, if we ever have 300 or more holders of our Class A units, or 500 or more holders of our Class B, Class C, or Class D units, then we will again be responsible for filing reports with the SEC.

Q:    If the Reclassification is approved, will GGE continue to have its annual financial statements audited, and will I continue to receive information about GGE?

A:    Even if we terminate our registration with the SEC, we will continue to make available to our members an annual report containing audited financial statements in accordance with our Operating Agreement and the Proposed Operating Agreement. In addition, we will continue to make available to our members quarterly reports containing unaudited financial statements. Members, however, will not receive the same level of disclosure as before the Reclassification, because the financial information will not be subject to the disclosure requirements and obligations that the federal securities laws require of public companies.

Q:    Will I have appraisal rights in connection with the Reclassification?

A:    Under Iowa law and our Operating Agreement, you do not have appraisal or dissenter’s rights in connection with the Reclassification. However, other rights or actions besides appraisal and dissenter’s rights may exist under Iowa law or federal securities laws for members who can demonstrate that they have been damaged by the Reclassification.

Q:    What are the tax consequences of the Reclassification?

A:    We believe the Reclassification, if approved and completed, will have the following federal income tax consequences:

•The Reclassification should result in no material federal income tax consequences to GGE;
•Those members continuing to hold our Units as Class A or Class B Units will not recognize any gain or loss in connection with the Reclassification;
•Those members receiving Class A, Class B, Class C or Class D Units will not recognize any gain or loss in connection with the Reclassification. Their adjusted tax basis in their Class A, Class B, Class C or Class D Units held immediately after the Reclassification will equal their adjusted tax basis in their Units held immediately before the Reclassification, and the holding period for their Class A, Class B, Class C and Class D Units will include the holding period during which their original Units were held.
•The Reclassification will have no effect on your ability to use otherwise suspended passive activity losses or net operating loss carry forwards.

Please refer to "Material Federal Income Tax Consequences of the Reclassification" under the heading "SPECIAL FACTORS RELATED TO THE RECLASSIFICATION." The tax consequences of the Reclassification are complicated and may depend on your particular circumstances. Please consult your tax advisor to determine how the Reclassification will affect you.

Q:    Should I send in my unit certificates now?

A:    No. If the Reclassification is approved, we will send you written instructions for exchanging your unit certificates for Class A, Class B, Class C or Class D Units, as applicable, after the Reclassification is completed.

Q:    Do GGE’s directors and officers have different interests in the Reclassification?

A:    Directors and executive officers have interests in the Reclassification that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the Reclassification. Please refer to "Interests of Certain persons in the Reclassification" under the heading "SPECIAL FACTORS RELATED TO THE RECLASSIFICATION."

We expect that all of our directors who own Units will own 20,001 or more Units at the effective time of the Reclassification, and, therefore, will be Class A Unit holders if the Reclassification is approved. Because there will be fewer Class A Units following the Reclassification, and because the Class B, Class C and Class D Units will have limited voting rights, the directors who will be Class A Unit holders will own a larger percentage of the voting interest in the Company than they currently have.

As of the record date, our directors and executive officers collectively own and have voting power over 2,158,166 Units, or 10.86% of all of our Units, which includes (i) 2,019,166 Class A Units or 10.65% of the Class A Units, and (ii) 139,000 or 15.11% of the Class B Units. After the Reclassification, we estimate the directors and executive officers will beneficially hold and have voting power over 15.53% of the Class A Units. This is a potential conflict of interest because our directors approved the Reclassification and the Proposed Operating Agreement and recommend that you approve such proposals. Despite the potential conflict of interest, the Board believes the Reclassification is fair to unaffiliated members who will continue to hold Class A, and Class B Units, unaffiliated members who will receive Class C Units, and unaffiliated members who will receive Class D Units.

Q:    How is GGE financing the Reclassification?

A:    We estimate that the Reclassification will cost approximately $50,000, consisting of professional fees and other expenses related to the Reclassification. See "Fees and Expenses" for a breakdown of the expenses of the Reclassification. We intend to pay these expenses using working capital. Our board has attempted to balance the interests of reducing our expenses in transitioning to a non-SEC reporting company while at the same time affording all unit holders the opportunity to retain an equity ownership interest in the Company.

Q:    Where can I find more information about GGE?

A:    Information about us is available at our website at https://www.ggecorn.com, under “Investors – Financial Statements & SEC,” which includes links to reports we have filed with the SEC. The contents of our website are not incorporated by reference in this Proxy Statement.

Q:    Who can help answer my questions?

A:    If you have questions about the Reclassification or need assistance in voting your Units, you should contact the Company's CFO, Brooke Peters at 641-423-8525 or email her at info@ggecorn.com. The company’s address is: 1822 43rd Street SW, Mason City, Iowa 50401.

Q:    What is the voting requirement for approval of the Reclassification?

A:    The voting requirement for approval of the Reclassification is a majority of the Units present at a meeting where a quorum is present. A quorum is 30% of the total Membership Voting Interests. Currently 5,961,900 Units must be present, in person or by proxy, to constitute a quorum at the Special Meeting. You may vote your Units in person by attending the Special Meeting, or by mailing us your completed proxy card. You must return your proxy card to the Company no later than [INSERT TIME] on [DAY, MONTH DATE, 2022] for your vote to be valid if you do not plan to attend the meeting in person.

We are also asking our members to grant full authority for the Special Meeting to be adjourned, if necessary or desirable, for the purpose, among others, of soliciting additional proxies to approve the proposals presented in this proxy statement. The proposal to adjourn or postpone the Special Meeting must be approved by the holders of at least a majority of the outstanding Units represented at the Special Meeting (even if a quorum is not present) in order for the meeting to be validly postponed or adjourned to solicit additional proxies or for other purposes.

Q:    Who will count the votes?

A:    Votes will be tabulated by the Company's CFO, Brooke Peters and Human Resources Manager, Whitney Brierly, who will separately tabulate affirmative and negative votes and abstentions.

SPECIAL MEETING INFORMATION

Record Date

Only members of record on the Record Date are entitled to notice of, and to vote at, the Special Meeting. You may vote at the Special Meeting if you were the record owner of units of the Company at the close of business on [INSERT RECORD DATE], which is the record date. At the close of business on the record date, 19,873,000 units were issued and outstanding held by approximately 853 unit holders of record. If you are a holder of Class A and/or Class B Units of the Company, you are entitled to one vote on each proposal considered and voted upon at the Special Meeting for each Unit you held of record at the close of business on the Record Date.

Quorum; Vote Required for Approval

Pursuant to Section 6.3 of our Operating Agreement, members holding at least 30% of the outstanding units regardless of class, will constitute a quorum of the members for the Special Meeting. Since we had 18,953,000 Class A Units and 920,000 Class B Units outstanding and entitled to vote as of the Record Date, an aggregate of at least 5,961,900 Units regardless of class, need to be represented at the Special Meeting in order for there to be a quorum.

Approval of the Proposed Operating Agreement, including the provisions to effect the Reclassification, requires the affirmative vote of a majority of the outstanding units, represented at the Special Meeting where quorum is present and entitled to vote.

Abstentions or proxies or ballots marked to “withhold authority” will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted as votes cast for or against the proposals to be voted upon at the Special Meeting.

If a quorum is not present at the time and place scheduled for the Special Meeting, the members present at that time may reschedule the Special Meeting to a later date in order to give the Board additional time to solicit proxies for use at the Special Meeting. The proposal to adjourn or postpone the Special Meeting must be approved by the holders of at least a majority of the Units represented at the Special Meeting (even if a quorum is not present) in order for the meeting to be validly postponed or adjourned to solicit additional proxies or for other purposes.

Voting and Revocation of Proxies

You may vote your Units in person by attending the Special Meeting, or by mailing us your completed proxy. You must return the proxy card to the Company prior to the start of the Special Meeting for your vote to be valid. If a proxy card is submitted by mail without instructions as to the three proposals, the proxies will be voted “FOR” the Proposed Operating Agreement; “FOR” the Reclassification; and “FOR” the adjournment or postponement of the meeting if the board determines it is necessary or desirable to do so.

A member who returns a proxy card to the Company before the Special Meeting but wants to change the member's vote, can do so at any time by (i) delivering a written revocation and/or completing and delivering a new proxy card to the Company’s CFO, Brooke Peters, at the Company's principal office at 1822 43rd Street SW, Mason City, Iowa 50401 which is RECEIVED prior to the start of the Special Meeting, or (ii) attending the Special Meeting and delivering a written revocation to the Company's CFO, Brooke Peters, at the commencement of the Special Meeting.

If your Units are held in the name of your brokerage firm, bank, fiduciary, trustee, custodian or other nominee, you are considered the beneficial owner of Units held in your name. If you are the beneficial owner of your Units and not the holder of record, you will need to contact your brokerage firm, bank, fiduciary, trustee, custodian or other nominee to revoke any prior voting instructions or bring with you a legal proxy from your brokerage firm, bank, fiduciary, trustee, custodian or other nominee authorizing you to vote the Units.

Solicitation of Proxies; Expenses of Solicitation

The proxy materials are being provided to you by the Company and proxies will be solicited on behalf of the Company by our directors, officers and employees. The original solicitation of proxies will be made primarily by mail, and supplemented by solicitations by our directors, officers and employees by telephone, electronic or other means to request members return their proxy cards or attend the Special Meeting. No additional compensation for these services will be paid to our directors, officers and employees, but will be reimbursed for any transaction expenses they incurred.

The Company will bear the expenses in connection with this solicitation of proxies. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries, trustees, custodians or other nominees holding Units in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. We will reimburse brokerage firms, banks, fiduciaries, trustees, custodians or other nominees, for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials or any other solicitation materials. The Company has not employed any third party to solicit proxies for the Special Meeting.

We are mailing the Notice of Internet Availability of Proxy Materials and making the proxy materials available to our members on or about [INSERT MAIL/FILE DATE].

Authority to Adjourn the Special Meeting to Solicit Additional Proxies

We are also asking our members to grant full authority for the Special Meeting to be adjourned, if necessary or desirable, for the purpose, among others, of soliciting additional proxies to approve the proposals presented in this proxy statement.

FINANCIAL INFORMATION

Pro Forma Information

Due to the fact that the Reclassification will save the Company $167,000, an amount which the Company believes is not material, no pro forma financial information showing the effect of the Reclassification on the Company's balance sheet, the Company's statement of income, earnings per unit and the Company's book value per unit has been prepared.

MARKET PRICE OF UNITS AND DISTRIBUTION INFORMATION

Market Information

There is no public trading market for our units. To facilitate trading, we have created an online service designed to comply with federal tax laws and IRS regulations for establishing a “qualified matching service” (QMS) as well as state and federal securities laws. There are detailed timelines and procedures that must be followed under the QMS rules with respect to offers and sales of units. All transactions must comply with the QMS rules and our operating agreement and are subject to approval by the Board. Our QMS consists of an electronic bulletin board that provides information to prospective sellers and buyers of our units. We do not receive any compensation for creating or maintaining the QMS. We do not become involved in purchase or sale negotiations arising from the QMS. We do not characterize ourselves as being a broker or dealer in an exchange or give advice regarding the merits or shortcomings of any particular transaction. We do not receive, transfer or hold funds or securities as an incident of operating the QMS. We do not use the bulletin board to offer to buy or sell securities other than in compliance with the securities laws, including any applicable registration requirements. We have no role in effecting the transactions beyond approval required under our operating agreement and issuing new certificates.

Unit Holders

As of [____] (the record date), 19,873,000 units were issued and outstanding held by approximately 853 unit holders of record.

Distributions

We paid a distribution of $0.20 per Class A or Class B Unit during our 2021 fiscal year. We paid a distribution of $0.10 per Class A or Class B Unit during our 2020 fiscal year and we paid a distribution of $0.25 per Class A or Class B Unit during our 2019 fiscal year.

We do not anticipate that the Reclassification will affect our ability to declare and pay distributions to our unit holders, nor will the terms of the Class A, B, C and D Units differ with respect to the rights of members to receive distributions from the Company.

Equity Compensation Plans

We do not have any equity compensation plans under which our units are authorized for issuance.

Sale of Unregistered Securities

We did not sell any units during our 2021 or 2020 fiscal years.

Repurchases of Equity Securities

Neither we nor anyone acting on our behalf has repurchased any of our outstanding units during the past two years.

SPECIAL FACTORS RELATED TO THE RECLASSIFICATION

Overview

This proxy statement is furnished in connection with the solicitation of proxies by the Board at a Special Meeting at which our members will be asked to consider and vote upon amending and restating our Operating Agreement as set forth in the Proposed Operating Agreement. If approved, the Proposed Operating Agreement will, among other things, result in a reclassification of our Units into a total of four separate and distinct classes. We intend, immediately following the Reclassification, to terminate the registration of our Units with the SEC and suspend further reporting under the Exchange Act.

As of [●], 2021, we had 19,873,000 total units issued and outstanding held by approximately 853 total holders of record. Of the total Units, we had 18,953,000 Class A Units issued and outstanding held by approximately 836 Class A Unit holders of record. Of the total Units, we had 920,000 issued and outstanding Class B units held by approximately 48 units holders of record. Of those approximately 853 unit holders, approximately 167 or 19.58% hold 20,001 or more units, approximately 199, or 23.33%, hold between 10,001-20,000 units each, approximately 301 or 35.29%, hold exactly 10,000 units each, and approximately 186 or 21.81% hold less than 10,000 units each. If our members approve the Reclassification at the Special Meeting and the Board implements it, the Reclassification will generally affect our members as follows:

POSITION BEFORE THE RECLASSIFICATION	EFFECT OF THE RECLASSIFICATION
Record holders of 20,001 or more Units	Unit holders will continue to hold the same number of Units held before the Reclassification but any Class B Units held will be reclassified as Class A Units.
Record holders of 10,001-20,000 Units	Unit holders will continue to hold the same number of Units held before the Reclassification but any Class A Units held will be reclassified as Class B Units.
Record holders of exactly 10,000 Units	Unit holders will hold the same number of Units held before the Reclassification but such units will be reclassified as Class C Units.
Record holders of less than 10,000 Units	Unit holders will hold the same number of Units held before the Reclassification but such units will be reclassified as Class D Units.
Unit holders holding units in “street name” through a nominee (such as a bank or broker)	The Reclassification will be effected at the unit holder level. If your Units are held through a nominee, please refer to “Units Held in a Brokerage or Custodial Account” below.

Background

As an SEC reporting company, we must prepare and file with the SEC, among other items: annual reports on Form 10-K; quarterly reports on Form 10-Q; Current Reports on Form 8-K; and proxy statements on Form 14A. Our management and several of our employees spend considerable time and resources preparing and filing these reports, and we believe that we could beneficially use such time and resources for directly operating our business. Also, as a reporting company, we must disclose information to the public that may be helpful to our actual or potential competitors in challenging our business operations and taking market share, employees and customers away from us. In addition, the costs of reporting obligations comprise a significant overhead expense. These costs include securities counsel fees, auditor fees, special board meeting fees, costs of printing and mailing documents, and word processing and filing costs. Our registration and reporting-related costs have increased and continue to increase due to the requirements of SOX and more stringent regulations. For example, Section 404 of

SOX requires us to include our management’s report on, and assessment of, the effectiveness of our internal controls over financial reporting in our annual reports on Form 10-K.

We estimate that our costs and expenses in connection with SEC reporting for 2021 will be approximately $167,000. Becoming a non-SEC reporting company will allow us to avoid these costs and expenses going forward. In addition, once our SEC reporting obligations are suspended, we will not be directly subject to the provisions of SOX that apply to reporting companies or the liability provisions of the Exchange Act, and our officers will not be required to certify the accuracy of our financial statements under SEC rules.

There can be many advantages to being a public company, possibly including a higher value for our Units, a more active trading market and the enhanced ability to raise capital or make acquisitions. However, to avoid being taxed as a corporation under the publicly-traded partnership rules, our Units cannot be traded on an established securities market or be readily tradable in a secondary market, which means there is a limited market for our Units, regardless of whether we are public company. Based on the limited number of Units available and the trading restrictions we must observe, we believe it is highly unlikely that our Units would ever achieve an active and liquid market comprised of many buyers and sellers. In addition, because of our limited trading market and our status as a limited liability company, we are unlikely to be positioned to use our public company status to raise capital through sales of additional securities in a public offering or to acquire other business entities using our Units as consideration. We have therefore not been able to effectively take advantage of the benefits of being a public company.

The Board considered and approved the various aspects of the reclassification and deregistration process over the course of several board meetings. The Board considered the reclassification and deregistration process and decided that the benefits of being an SEC-reporting company are substantially outweighed by the burden on management, the expense related to the SEC reporting obligations and the burden on the Company’s ability to explore long-term strategies while being a public reporting company. The Board concluded that becoming a non-SEC reporting company would allow us to avoid these costs and expenses.

At these meetings, the Board also considered the requirements and alternatives for a going private transaction, including a reverse unit split, self-tender offer whereby members owning less than a certain number of Units would be “cashed out,” and a reclassification of our Units to reduce our number of record holders to below 300. Because our cash resources are limited, and we believe many of our members feel strongly about retaining their equity interest in the Company, the Board found the prospect of effecting a going private transaction by reclassifying some of our Units an attractive option.

The Board discussed that each class would have different voting rights. Additionally, the Board discussed the business considerations for engaging in a going private transaction, highlighting the advantages and disadvantages and issues raised in a going private transaction, as discussed below.

The Board also discussed the process and mechanism for going private at the meeting. The Board discussed the possibility of forming an independent special committee to evaluate the Reclassification. However, because our directors would be treated the same as the other member and no consideration was given to the Unit ownership of the board members in determining the Unit cutoff number, the Board concluded that a special committee for the Reclassification was not needed. The Board also discussed requiring approval of the transaction by a majority of unaffiliated members and considered the fact that the interests of the members receiving Class B, Class C or Class D Units are different from the interests of the members owning Class A Units and may create actual or potential conflicts of interest in connection with the Reclassification. However, because affiliated and unaffiliated members would be treated identically in terms of the approval process of the Reclassification, the Board believed a special vote was not necessary.

In particular, the Board took the following actions:

•At the June 2021 board meeting, all directors were present for GGE's annual strategic planning session. At the meeting, the board discussed the pros and cons of proceeding with suspending GGE's SEC reporting obligations.

•At the July 2021 board meeting, all directors were present. The Board discussed the structure of the Reclassification.

•At the August 2021 board meeting, all directors were present. The Board considered the thresholds for the Reclassification and rights assigned to each class.

•At the October 2021 board meeting, all directors were present. The Board considered the draft preliminary proxy statement for the Special Meeting.

Reasons for the Reclassification

We are undertaking the Reclassification to end our SEC reporting obligations, which will save us and our unit holders the substantial costs of being a reporting company. The specific factors the Board considered in electing to undertake the Reclassification and suspend our reporting obligations are as follows. In view of the wide variety of factors considered in evaluating the Reclassification, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

•As a small company whose units are not listed on any exchange or traded on any quotation system, we have struggled to sustain the costs of being a public company, while not enjoying many benefits. We estimate that by suspending our reporting obligations, we will be able to reallocate resources and eliminate anticipated costs of approximately $167,000 annually starting in our fiscal year ending October 31, 2022. These estimated annual expenses include reduced accounting and audit expenses ($25,000), reduced legal expenses ($40,000), XBRL Edgarization reporting compliance ($15,000), staff and executive time not included in other categories ($50,000); internal control testing and SOX compliance ($10,000) and other miscellaneous expenses ($27,000). These amounts represent estimated savings after considering the legal, accounting and auditing expenses expected to continue after the going private transaction. For example, we will continue to incur some accounting and auditing expenses to maintain our books and records in accordance with GAAP and make available annual and quarterly reports to our members.

•We expect to continue to make available to our members GGE's financial information annually and quarterly, but these reports will not be required to comply with many of the information requirements applicable to SEC periodic reports and will not generally include that information. Therefore, we anticipate that the costs of these reports will be substantially less than the costs we currently incur and would otherwise incur in the future in connection with our periodic filings with the SEC.

•Our members receive limited benefit from being an SEC reporting company because of our small size and limited trading of our Units. In the Board’s judgment, little or no justification exists for the continuing direct and indirect costs of SEC reporting, especially since: our compliance costs have increased because of heightened government oversight; there is a low trading volume in our Units; and when the Board approved the Reclassification, approximately 186 of our members held less than 10,000 Units.

•We expect that any need to raise capital or enter into other financing or business consolidation arrangements will likely not involve raising capital in the public market. If we need to raise additional capital, we believe that there are comparable sources of additional capital available through borrowing, private sales of equity or debt securities, or alternative business consolidation transactions. Additionally, our ability to explore, secure and structure such transactions may be more successful without the requirement of publicly reporting such negotiations and transactions. However, we recognize that we may not be able to raise additional capital or finalize a transaction with a third party when required, or that the cost of additional capital or the results of any such transactions will be attractive.

•To avoid being taxed as a corporation under the publicly-traded partnership rules under the Internal Revenue Code, our Units are not listed on an exchange. Although trading of our Units is facilitated through a qualified matching service, we do not enjoy sufficient market liquidity to enable our members to trade their Units easily. In addition, our Units are subject to transferability restrictions, requiring the consent of the Board in most instances. We also do not have sufficient liquidity in our Units to use it as potential currency in an acquisition. As a result, we do not believe that registration of our Units under the Exchange Act has benefited our members in proportion to the costs we have incurred and expect to incur.

•As a reporting company, we must disclose information to the public which may be helpful to our direct and indirect competitors in challenging our business operations. Some of this information includes disclosure of material agreements affecting our business, the development of new technology, product research and development, known market trends and contingencies that may impact our operating results. Competitors can use that information to take market share, employees, and customers away from us. Suspending our reporting obligation will help to protect sensitive information from disclosure.

•We expect that suspending our reporting obligations will reduce the burden on our management and employees from the increasingly stringent SEC reporting requirements and allow them to focus more of their attention on our business objectives.

•We expect that suspending our reporting obligations will increase management’s flexibility to consider and initiate actions such as a merger or sale of the Company without being required to file a preliminary proxy statement with the SEC and otherwise comply with Regulation 14A of the Exchange Act.

•The Reclassification proposal allows our members to retain an equity interest in GGE and to continue to share in our profits and losses and distributions.

•We expect that suspending our reporting obligations may reduce the expectation to produce short-term per Unit earnings and may increase management’s flexibility to consider and balance actions between short-term and long-term growth objectives.

We considered that some of our members may prefer to continue as members of an SEC reporting company, which is a factor weighing against the Reclassification. The Board also considered the following potential negative consequences of the Reclassification to our members, and in particular to our members who will receive Class B, Class C and Class D Units:

•Our members will lose the benefits of registered securities, such as access to information about the Company required to be disclosed in periodic reports to the SEC.

•Our members will lose certain statutory safeguards since we will no longer be subject to SOX requirements that require our CEO and CFO to certify as to the Company’s financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC.

•The value and liquidity of our Units may be reduced as a result of the Company no longer being a public company and because of the differing terms among the reclassified Units.

•We have incurred and will incur costs, in terms of time and dollars, in connection with going private.

•Going private may reduce the attractiveness of stock-based incentive plans, which are often used to attract and retain executives and other key employees.

•Our officers and directors may have potential liability due to the “interested” nature of the transaction.

•Due to the restrictions involved in the private sale of securities, we may have increased difficulty in raising equity capital in the future, potentially limiting our ability to expand.

However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh the advantages, as described above.

We also considered various alternatives to accomplish the proposed transaction, including a tender offer, a stock repurchase on the open market or a reverse stock split whereby unit holders owning less than a certain number of units would be “cashed out.” Ultimately, we elected to proceed with the Reclassification because these alternatives could be more costly, might not have effectively reduced the number of members below 300, and would not allow all members to retain an equity interest in GGE. We have not received any proposal from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. The Board did not seek any such proposal in connection with the Reclassification because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations.

Other than the cost savings and other benefits associated with becoming a non-SEC reporting company, we do not have any other purpose for engaging in the Reclassification at this particular time.

Fairness of the Reclassification

Based on a careful review of the facts and circumstances relating to the Reclassification, the Board has unanimously concluded that the Proposed Operating Agreement and the Rule 13e-3 transaction, including the terms of the Reclassification, are substantively and procedurally fair to all of our members, including unaffiliated members. The Board unanimously approved the Reclassification and recommends that our members vote “FOR” the Reclassification and “FOR” the adoption of the Proposed Operating Agreement.

In its consideration of both the procedural and substantive fairness of the transaction, the Board considered the potential effect of the transaction as it relates to all unaffiliated members generally, to members receiving Class B, Class C or Class D Units and to members continuing to own units as Class A and Class B Units. Because the transaction will affect members differently only to the extent that some will receive different classes of Units in the Reclassification, these are the only groups of members for which the Board considered the relative fairness and the potential effects of the Reclassification.

Substantive Fairness

The factors that the Board considered positive for our unaffiliated members include the following:

•Our unaffiliated members will continue to have an equity interest in GGE and participate equally in future profit and loss allocations and distributions on a per Unit basis.

•Our affiliated members will be treated in the same manner in the Reclassification as our unaffiliated members and will be reclassified according to the same standards.

•Our unaffiliated members are not being “cashed out” in connection with the Reclassification, and all of our Units will continue to have the same material economic rights and preferences.

•The voting rights of the Class A Units will remain unchanged. The Class B members will have limited voting rights which include the right to elect Elected Directors (voting with Class A, and Class C unit holders) and to vote on dissolution of the Company, and certain limited fundamental transactions and matters out of the ordinary course, as may be required by Iowa law, and on amendments to the Proposed Operating Agreement that would modify the limited liability of Class B members, alter the economic interests of the Class B members, and any amendments to Sections 5.1 and 5.2 of the Proposed Operating Agreement. The Class C members will have limited voting rights which include the right to elect Elected Directors (voting with Class A, and Class B members) and to vote on dissolution of the Company, on certain limited matters out of the ordinary course, as may be required by Iowa law, and on amendments to the Proposed Operating Agreement that would modify the limited liability of Class C members or alter the economic interests of the Class C members. The Class D members will have limited voting rights which include the right to vote on dissolution of the Company, on certain limited matters out of the ordinary course, as may be required by Iowa law, and on amendments to the Proposed Operating Agreement that would modify the limited liability of Class D members or alter the economic interests of the Class D members. All Class A, Class B, Class C, and Class D Units will continue to be restricted to certain "permitted transfers," in accordance with Section 9.2 and 9.3 of the Proposed Operating Agreement. Any transfer which would impose SEC reporting requirements will be prohibited. Under the Proposed Operating Agreement, the new Class C and Class D members will receive the same share of our regular/non-liquidating distributions as our Class A and Class B members. Under the Proposed Operating Agreement, Class A, Class B. Class C, and Class D members will have equal liquidation preference.

•Our smaller unaffiliated members who prefer to become Class A or Class B Unit holders had notice that they had until January 17, 2022 to acquire sufficient Units to hold 20,001 or more Units in their own names before the Reclassification. The limited market for our Units may have made acquiring Units difficult, and there may have been acquisition costs beyond the purchase price of such Units. However, we believe that acquiring additional Units was an option available to our unaffiliated members, and our unaffiliated members were able to weigh the costs and benefits of acquiring additional Units. We have restricted transfers after January 17, 2022 to allow the Company to determine definitively the number of Class A, Class B, Class C and Class D members that would result from the Reclassification before providing our members with proxy materials.

•Beneficial owners who hold their Units in “street name,” who would receive Class A, Class B, Class C or Class D Units if they were record owners instead of beneficial owners, and who wish to receive Class A, Class B, Class C or Class D Units as if they were record owners instead of beneficial owners, had notice that they had until January 17, 2022 to transfer their Units so that they could receive Class A, Class B, Class C or Class D Units.

•Our unaffiliated members receive little benefit from GGE being an SEC reporting company because of our small size, the lack of analyst coverage and the limited trading of our Units, especially when compared to the associated costs of reporting.

•Our unaffiliated members will realize the potential benefits of termination of registration of our Units, including reduced expenses as a result of no longer being required to comply with the SEC reporting requirements.

•We do not expect that the Reclassification will result in a taxable event for any of our unaffiliated members.

•No brokerage or transaction costs are to be incurred by our members in connection with the Reclassification.

The Board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the Reclassification to our unaffiliated members receiving Class B, Class C or Class D Units. In particular, the factors that the Board considered as potentially negative for those members receiving Class B, Class C or Class D Units included:

•The voting rights of Class B unaffiliated members will be limited to the right to elect Elected Directors (voting with Class A, and Class C unit holders) and to vote on dissolution of the Company and certain limited fundamental transactions and matters out of the ordinary course, as may be required by Iowa law, and on amendments to the Proposed Operating Agreement that would modify the limited liability of Class B members, alter the economic interests of the Class B members, and any amendments to Sections 5.1 and 5.2 of the Proposed Operating Agreement. Such limitations may result in decreased value of the Class B Units.

•The voting rights of Class C unaffiliated members will be limited to the right to elect Elected Directors (voting with Class A, and Class B unit holders) and to vote on dissolution of the Company, on certain limited matters out of the ordinary course, as may be required by Iowa law, and on amendments to the Proposed Operating Agreement that would modify the limited liability of Class C members or alter the economic interests of the Class C members. Such limitations may result in decreased value of the Class C Units.

•The voting rights of Class D unaffiliated members will be limited to the right to vote on dissolution of the Company, on certain limited matters out of the ordinary course, as may be required by Iowa law, and on amendments to the Proposed Operating Agreement that would modify the limited liability of Class D members or alter the economic interests of the Class D members. Such limitations may result in decreased value of the Class D Units.

•The value of Class B, Class C and Class D units may be less due to the restrictive voting rights of those classes. As a result, our affiliated members, who will all hold Class A Units may receive more valuable Units than those unaffiliated holders who receive Class B, Class C and Class D Units.

The factors that the Board considered as potentially negative for the unaffiliated members who are continuing to hold our Units as Class A Units included:

•The liquidity of unaffiliated Class A Units will likely be reduced following the Reclassification because of the reduction in the number of Units of that class.

The factors that the Board considered as potentially negative for all of our unaffiliated members, regardless of class, included:

•They may be required to surrender their Units in exchange for Class B, Class C or Class D Units.

•Following the Reclassification, they will have restrictions on their ability to transfer their Units because our Units will be tradable only in private transactions, and there will be no public market for our Units.

•They will have reduced access to our financial information once we are no longer an SEC reporting company, although we do intend to continue to make available to all unit holders an annual report containing audited financial statements and quarterly reports containing unaudited financial statements.

•Once our SEC reporting obligations are suspended, we will not be directly subject to the provisions of SOX applicable to reporting companies or the liability provisions of Exchange Act, and our officers will not be required to certify the accuracy of our financial statements under the SEC rules.

•Unaffiliated members who do not believe that the Reclassification is fair to them do not have the right to dissent from the Reclassification.

•Until the Reclassification is completed (or rejected by the members), transfers of our Units will be prohibited. If the Reclassification is not approved by our members, transfers made in accordance with our Operating Agreement will be allowed to resume as soon as reasonably practicable after the Special Meeting, likely within one week of the meeting.

The Board believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the Reclassification to our unaffiliated members and that the foregoing factors are outweighed by the positive factors previously described.

Procedural Fairness

We believe the Reclassification is procedurally fair to our unaffiliated members, including those that will continue to hold our Units as Class A Units, and those that will be reclassified as Class B, Class C or Class D members. In concluding that the Reclassification is procedurally fair to our unaffiliated members, the Board considered several factors. The factors that the Board considered positive for our unaffiliated members included the following:

•The Reclassification is being effected in accordance with the applicable requirements of Iowa law.

•The Board discussed the possibility of forming an independent special committee to evaluate the Reclassification. However, because our directors would be treated the same as the other members and no consideration was given to the unit ownership of the board members in determining the Unit cutoff number, the Board concluded that a special committee for the Reclassification was not needed, as the Board was able to adequately balance the competing interests of the unaffiliated members in accordance with their fiduciary duties.

•The Board retained and received advice from legal counsel in evaluating the terms of the Reclassification as provided in the Proposed Operating Agreement including the balancing of the rights of unaffiliated and affiliated Class A members. Class B members, Class C members and Class D members.

•The Board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the Reclassification, involving a cash-out of members, or potentially ineffective in achieving the goals of allowing members to retain an equity ownership in the Company while at the same time eliminating the costs and burdens of being a publicly reporting company.

•Unaffiliated members were given notice that they had until January 17, 2022 to acquire or sell sufficient Units to determine whether such members will own Class A, Class B, Class C or Class D Units after the Reclassification.

•To implement the Reclassification, it must be approved by the affirmative vote of a majority of the Membership Voting Interests representing a quorum at the Special Meeting.

The Board considered each of the foregoing factors to weigh in favor of the procedural fairness of the Reclassification to all of our unaffiliated members.

The Board is aware of, and has considered, the impact of certain potentially countervailing factors on the procedural fairness of the Reclassification to all of our unaffiliated members:

•Although the interests of holders receiving Class B, Class C or Class D Units are different from the interests of holders owning Class A Units and may create conflicts of interest, neither the Board nor any of the directors retained an independent, unaffiliated representative to act solely on behalf of the unaffiliated members receiving Class B, Class C or Class D Units to negotiate the terms of the Reclassification or prepare a report concerning the fairness of the Reclassification. However, our board members will be treated the same as the unaffiliated members in the proposed transaction.

•The transaction is not structured to require approval of at least a majority of unaffiliated members, although when the Reclassification was approved by the Board on January 17, 2022, members of the Board and our executive officers then collectively held only 10.86% of our outstanding Units.

•We did not solicit any outside expressions of interest in acquiring the Company.

•We did not receive a report, opinion, or appraisal from an outside party as to the value of our Units, the fairness of the transaction to those members receiving Class C or Class D Units or the fairness of the transaction to GGE.

The Board believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the Reclassification to our unaffiliated members and that the foregoing factors are outweighed by the procedural safeguards previously described. In particular, the Board felt that the consideration and approval of the transaction by the full board, whose conflict of interest is a relatively insignificant increase in aggregate voting Unit ownership following the Reclassification, was a sufficient procedural safeguard that made it unnecessary to form a special committee or retain an independent fairness advisor.

We have not made any provision in connection with the Reclassification to grant our unaffiliated members access to GGE's files beyond that granted generally under our Operating Agreement and Iowa Law, or to obtain counsel or appraisal services at our expense. With respect to our unaffiliated members’ access to our files, the Board determined that this proxy statement, together with our other SEC filings and information they may obtain under our Operating Agreement, provide adequate information for our unaffiliated members. Under our Operating Agreement, subject to compliance with our safety, security and confidentiality procedures and guidelines, our members generally have rights to review lists of our members and directors, copies of our articles of organization, operating agreements, tax returns for the six most recent taxable years, and financial statements for the six most recent fiscal years. Any Member or its designated representative shall have reasonable access during normal business hours to such information and documents. With respect to obtaining counsel or appraisal services at our expense, the Board did not consider these actions necessary or customary. In deciding not to adopt these additional procedures, the Board also took into account factors such as GGE’s size and the cost of such procedures.

Factors Not Considered Material

In reaching its conclusion that the Reclassification is fair to our unaffiliated members, whether they will be continuing to hold Class A or Class B Units or will be receiving Class A, Class B, Class C or Class D Units, the Board did not consider the following factors to be material:

•The current or historical market price of our Units because our Units are not traded on a public market, and instead are traded in privately negotiated transactions in which the market price may or may not be determinative. Except as described above with respect to the possible lower value of Class B, Class C and Class D Units due to relatively restricted voting rights, any effect that the Reclassification has on the market price will be the same for our unaffiliated members and affiliated members.

•Our going concern value because the going concern value will be determined by the market at the time of a sale, merger or other business combination. We expect that the Reclassification will have only an insignificant effect on the Company’s value on a going forward basis (a $167,000 per year savings) and will not be determinative of the going concern value.

•Our net book value because the Reclassification and subsequent deregistration will have only an insignificant effect on the net book value of our Units.

•The liquidation value of our assets because GGE believes the Reclassification will not have a material effect on the liquidation value of our assets or Units. Under the Proposed Operating Agreement, the rights of our Class A members will not change, and all of our members will be afforded the right to continue to share equally in the liquidation of the Company’s assets and in any residual funds allocated to our members.

•Repurchases of Units by the Company over the past two years because there were none.

Additionally, the Board believes that several of the above factors are immaterial because our members are not being “cashed out” in connection with the Reclassification, and our Units will have the same material economic rights and preferences. As a result, our smaller members will continue to hold an equity interest in GGE as Class C or Class D members and will therefore participate equally, and on the same basis that they would participate in our profits, losses and the receipt of distributions. Moreover, unaffiliated holders will be treated the same as affiliated holders. Accordingly, we did not request or receive any reports, opinions or appraisals from any outside party relating to the Reclassification or the monetary value of the Class A, Class B, Class C or Class D Units.

Instead of the foregoing factors, and as described in detail above, the Board subjectively considered the collective advantages of the Class, A, Class B, Class C or Class D Units, including the right of our Class A, Class B, and Class C units to collectively elect directors, and the ability of our Class B, Class C and D members to transfer units in the same manner as Class A members. The Board also subjectively considered the relative disadvantages of the three classes, including limits on voting and decision-making in the case of the Class B, Class C, and D Units. In addition, the Board also evaluated the benefits shared by all classes of Units, such as the ability to benefit from the cost savings associated with the Reclassification and the opportunity to share in our future growth and earnings.

Board Recommendation

As a result of the analysis described above, the Board has unanimously concluded that the Reclassification is substantively and procedurally fair to all members, including our unaffiliated members continuing to hold certain Class A or Class B Units, or receiving Class A, Class B, Class C or Class D Units. In reaching this determination, we have not assigned specific weight to particular factors, and we considered all factors as a whole. None of the factors considered led us to believe that the Reclassification is unfair to any of our members.

The board unanimously approved the Reclassification and recommends that our members vote “FOR” the Reclassification and “FOR” the adoption of the Proposed Operating Agreement.

Purpose and Structure of the Reclassification

The primary purposes of the Reclassification are to:

•Consolidate ownership of our registered Units to less than 300 members of record, which will suspend our SEC reporting requirements and thereby achieve significant cost savings. We estimate that we will be able to reallocate resources, eliminate costs and avoid anticipated future costs of approximately $167,000 annually by eliminating the requirement to prepare and file periodic reports and reducing the expenses of members communications. We will also realize cost savings by avoiding the need to add additional staff and from reduced staff and management time spent on reporting and securities law compliance matters.

•Help protect sensitive business information from disclosure that might benefit our competitors.

•Allow our management and employees to refocus time spent on SEC reporting obligations and members administrative duties to our core business.

•Reduce the expectation to produce short-term per Unit earnings, thereby increasing management’s flexibility to consider and balance actions between short-term and long-term growth objectives.

The structure of the Reclassification will give all of our members the opportunity to retain an equity interest in GGE and therefore to participate in any future growth and earnings of the Company. Because we are not cashing out any of our members, this structure minimizes the costs of our becoming a non-SEC reporting company while achieving the goals outlined in this proxy statement.

The Board elected to structure the transaction to take effect at the members level, meaning that we use the number of Units registered in the name of each holder to determine how that holder’s Units will be reclassified. The Board chose this structure in part because it determined that this method would provide us with the best understanding at the effective time of the Reclassification of how many members would receive each class of Units. In addition, on [INSERT DATE], the Company notified members that they had until January 17, 2022 to make transfers of Units before the Reclassification. The purpose of this letter was to allow members the opportunity to make transfers before the Reclassification so that they could own the requisite number of Units to be in their desired class, which the Board felt would enhance the substantive fairness of the transaction to all members. Overall, the Board determined that the structure would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may have been created by giving members the flexibility to transfer their holdings through January 17, 2022. We have restricted transfers after January 17, 2022 to allow the Company to determine definitively the number of Class A, Class B, Class C and Class D members that would result from the Reclassification before providing our members with proxy materials.

Effects of the Reclassification on GGE

The Board expects the Reclassification will have various positive and negative effects on GGE as described below.

Effect of the Proposed Transaction on Our Outstanding Units

As of the record date, the number of total outstanding Units was 19,873,000. The Proposed Operating Agreement will authorize the issuance of four separate and distinct classes of units, Class A, Class B, Class C, and Class D Units. Based upon our best estimates, if the Reclassification had been consummated as of the Record Date, approximately 13,004,306 units would remain Class A, with the total number of Class A unit holders reduced from approximately 836 to approximately 167. Additionally, 3,472,575 outstanding units would be reclassified as Class B Units, 2,840,000 Units would be reclassified as Class C Units, and approximately 556,119 outstanding Units would be reclassified as Class D units. We have no other current plans, arrangements or understandings to issue any Units as of the date of this proxy.

Termination of Exchange Act Registration and Reporting Requirements

Upon the completion of the Reclassification, we expect that our current outstanding Class A Units will be held by fewer than 300 record members, and our Class B Units, along with the newly-created Class C and Class D Units will each be held by fewer than 500 members. Accordingly, our obligation to continue to file periodic reports with the SEC will be suspended under Rule 12h-3 of the Exchange Act.

The suspension of the filing requirements will substantially reduce the information that we are required to furnish to our members and the SEC. Therefore, we anticipate that we will eliminate costs of these filing requirements of approximately $167,000 annually, as follows:

Reduction in Accounting and Auditing Expenses	$25,000.00
SEC Counsel	$40,000.00
Staff and Executive Time (to the extent not otherwise reflected in other categories)	$50,000.00
XBRL Edgarization Reporting Compliance	$15,000.00
SOX compliance / internal control testing	$10,000.00

Miscellaneous, including Printing and Mailing	$27,000.00
Total	$167,000.00

We will apply for suspension of the registration of our Units and suspension of our SEC reporting obligations as soon as practicable following completion of the Reclassification.

Potential Registration of the Units

After the Reclassification, we anticipate that there will be approximately 167 Class A, 199 Class B, 301 Class C, and 186 Class D members of record. If the number of record holders of in any of these classes is 500 or more on the last day of any fiscal year, GGE will be required to register such class under Section 12(g) of the Exchange Act. As a result, we would again be subject to all of the reporting and disclosure obligations under the Exchange Act. For this reason, the Proposed Operating Agreement includes a provision that gives the Board the authority to disallow a transfers of Class A, Class B, Class C, and Class D Units if it believes that a transfer will result in the applicable class being held by 300 or more respective holders for Class A Units, and otherwise, 500 or more respective holders or another number that otherwise obligates the Company to register its Units under the Exchange Act. We do not expect any significant change in the number of record holders of four classes in the near term that will obligate us to register any class of Units.

Effect on Trading of Units

Our Units are not traded on an exchange and are not otherwise actively traded, although we currently have a qualified matching service (QMS).

Because we will no longer be required to maintain current public information by filing reports with the SEC, and because of the reduction of the number of our record members and the fact that our Units will only be tradable in privately-negotiated transactions, the liquidity of our Units may be reduced following the Reclassification.

Financial Effects of the Reclassification

We expect that the professional fees and other expenses related to the Reclassification of approximately $50,000 will not have any material adverse effect on our liquidity, results of operations or cash flow.

Effect on Conduct of Business after the Transaction

We expect our business and operations to continue as they are currently being conducted and, except as otherwise discussed in the proxy statement with regard to diverting resources that would otherwise be used for SEC reporting obligations, the transaction is not anticipated to affect the conduct of our business.

Effect on Our Directors and Executive Officers

It is not anticipated that the Reclassification will affect our directors and executive officers, other than with respect to their relative Unit ownership and voting power and as described below with respect to affiliated members. The annual compensation paid by us to our officers and directors will not increase as a result of the Reclassification, nor will the Reclassification result in any material alterations to existing employment agreements with our officers.

Plans or Proposals

Other than as described with respect to the Reclassification, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change the Board or management, to change materially our indebtedness or capitalization or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Reclassification and becoming a non-reporting company. Although our management does not presently have any intention to enter into any transaction described above, management continues to consider all opportunities to increase liquidity, including through additional debt or equity financing and joint ventures or other arrangements with strategic business partners.

Effects of the Reclassification on Unit Holders of GGE

The general effects of the Reclassification on the members of GGE are described below.

Effects of the Reclassification on Class A and Class B Members

The Reclassification will have both positive and negative effects on the Class A and Class B members. All of these changes will affect affiliated and unaffiliated members in the same way. The Board considered each of the following effects in determining to approve the Reclassification.

Benefits	Detriments
Due to the Reclassification, Class A and Class B members will:
•Realize the potential benefits of termination of registration of our Units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act;
•Continue to be entitled to vote on all matters brought before the members of GGE, except as otherwise provided by the Proposed Operating Agreement or Iowa law; and
•Have enhanced voting control over GGE in comparison to other classes of units.

Due to the Reclassification, Class A and Class B members will:
•Hold unregistered securities and therefore lose the benefits of holding registered securities, such as access to information concerning GGE required to be contained in the Company’s periodic reports; and the requirement that our officers certify the accuracy of our financial statements;
•Hold restricted securities which will require an appropriate exemption from registration to be eligible for transfer; and
•Bear the risk of a decrease in the market value and liquidity of the Units due to the reduction in public information concerning the Company.

Effects of the Reclassification on Class C Members

The Reclassification will have both positive and negative effects on the Class C members. All of these changes will affect affiliated and unaffiliated Class C members in the same way. The Board considered each of the following effects in determining to approve the Reclassification.

Benefits	Detriments
Due to the Reclassification, Class C members will:
•Realize the potential benefits of termination of registration of our Units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act; and
•Continue to hold an equity interest in GGE, share in our distributions on the same basis as our Class A, Class B, and Class D members, and share in liquidation equal with Class A, Class B, and Class D members.

Due to the Reclassification, Class C members will:
•Be required to have their Units reclassified into Class C units, for which they will receive no additional consideration;
•Be entitled to vote only to elect certain directors (collectively with Class A and Class B members), upon a proposed dissolution, on certain limited matters out of the ordinary course, as may be required by Iowa law, and upon amendments to the Proposed Operating Agreement that would modify the limited liability of the Class C members or alter the economic interests of the Class C members; and
•Hold restricted securities that will require an appropriate exemption from registration to be eligible for transfer.

Effects of the Reclassification on Class D Members

The Reclassification will have both positive and negative effects on the Class D members. All of these changes will affect affiliated and unaffiliated Class D members in the same way. The Board considered each of the following effects in determining to approve the Reclassification.

Benefits	Detriments
Due to the Reclassification, Class D members will:
•Realize the potential benefits of termination of registration of our Units, including reduced expenses from no longer being required to comply with reporting requirements under the Exchange Act;
•Continue to hold an equity interest in GGE, share in our distributions on the same basis as our Class A, Class B, and Class C members, and share in liquidation equal with Class A, Class B, and Class C members.

Due to the Reclassification, Class D members will:
•Be required to have their Units reclassified into Class D Units, for which they will receive no additional consideration;
•Be entitled to vote upon a proposed dissolution, on certain limited matters out of the ordinary course, as may be required by Iowa law, and upon amendments to the Proposed Operating Agreement that would modify the limited liability of the Class D members or alter the economic interests of the Class D members; and
•Hold restricted securities that will require an appropriate exemption from registration to be eligible for transfer.

Effects of the Reclassification on Affiliated Members

The Reclassification will have some additional effects on our executive officers and directors. As used in this proxy statement, the term “affiliated members” means any member who is a director or executive officer of GGE and the term “unaffiliated member” means any member other than an affiliated member. As a result of the Reclassification:

•Our affiliated members will no longer be subject to Exchange Act reporting requirements and restrictions, and information about their compensation and unit ownership will not be publicly available; and
•Our affiliated members will lose the availability of the Rule 144 safe harbor for transfers. Because our units will not be registered under the Exchange Act after the Reclassification and we will no longer be required to furnish publicly available periodic reports, our executive officers and directors will lose the ability to dispose of their units under Rule 144 of the Securities Act of 1933, which provides a safe harbor for resales of securities by affiliates of an issuer.

Units Held in a Brokerage or Custodial Account

Members must understand how Units that they hold in “street name” will be treated for purposes of the Reclassification. Members who have transferred their Units into a brokerage or custodial account are no longer shown on our membership register as the record holder of these Units. Instead, the brokerage firms or custodians typically hold all Units that its clients have deposited with it through a single nominee; this is what is meant by “street name.” If that single nominee is the holder of record of 20,001 or more Class A Units, then all Units registered in that nominee’s name will be remain Class A Units. At the end of the Reclassification, the beneficial owners will continue to beneficially own the same number of Units as before the transaction. If you hold your Units in “street name,” you should talk to your broker, nominee or agent to determine how they expect the Reclassification to affect you. Because other “street name” holders who hold through your broker, agent or nominee may have adjusted their holdings before the Reclassification, you may have no way of knowing how your Units will be reclassified.

Interests of Certain Persons in the Reclassification

Our executive officers and directors who are also members will participate in the Reclassification in the same manner as our other members. We anticipate that all of our directors who own Units will own 20,001 or more Units, and therefore will be Class A members if the Reclassification is approved. Because of the voting restrictions placed on Class B, Class C and Class D Units, these directors may experience a larger relative percentage of voting power than they previously held. This represents a potential conflict of interest because our directors unanimously approved the Reclassification and are recommending that you approve it. Despite this potential conflict of interest, the Board believes the Reclassification is fair to all of our members for the reasons discussed in this proxy statement.

The directors’ relative voting rights were not a consideration in the Board’s decision to approve the Reclassification or in deciding its terms, including setting the 20,001 unit threshold. In addition, the Board determined that any potential conflict of interest created by the directors’ ownership of our Class A Units is relatively insignificant. The Board did not set the 20,001 Unit threshold to avoid exchanging the Class A units of any directors. In addition, the percentage of beneficial ownership of and voting power held by directors and executive officers of GGE as a group will increase from approximately 10.86% of the current Units to approximately 15.53% of the Class A Units after the Reclassification, which is unlikely to materially change their collective ability to control the Company in their capacity as members.

The Board was aware of the actual or potential conflicts of interest discussed above and considered them along with the other matters that have been described in this proxy statement.

None of our executive officers or directors who beneficially owns an aggregate of 20,001 Units has indicated to us that he or she intends to sell Units between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his or her intention to divide Units among different record holders so that fewer than 20,001 Units are held in each account to receive Class B, Class C or D Units.

Material Federal Income Tax Consequences of the Reclassification

The following is a summary of the anticipated material United States federal income tax consequences of the Reclassification. This discussion does not consider the particular facts or circumstances of any members. This discussion assumes that you hold, and will continue to hold, your Units as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” The federal income tax laws are complex and the tax consequences of the Reclassification may vary depending upon your individual circumstances or tax status. Accordingly, this description is not a complete description of all of the potential tax consequences of the Reclassification and, in particular, may not address United States federal income tax considerations that may affect the treatment of holders of Units subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their Units pursuant to the exercise of an employee unit option or right or otherwise as compensation and holders who hold units as part of a “hedge,” “straddle” or “conversion transaction”).

This discussion is based upon the Code, regulations promulgated by the United States Treasury Department, court cases and administrative rulings, all as in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. No assurance can be given that, after any such change, this discussion would not be different. Furthermore, we have not and will not seek or obtain an opinion of counsel or ruling from the Internal Revenue Service (IRS) with respect to the tax consequences of the Reclassification, and the conclusions contained in this summary are not binding on the IRS. Accordingly, the IRS or ultimately the courts could disagree with the following discussion.

Federal Income Tax Consequences to GGE

The Reclassification will likely be treated as a tax-free “recapitalization” for federal income tax purposes. As a result, we believe that the Reclassification will not have any material federal income tax consequences to GGE.

Federal Income Tax Consequences to Class C and D Members

We expect that members receiving Class A, Class B, Class C or D Units in exchange for their existing Units will not recognize any gain or loss in the Reclassification. We anticipate that you will have the same adjusted tax basis and holding period in your Class A, Class B, Class C or D Units as you had in your Units immediately before the Reclassification. Further, we anticipate that the Reclassification will have no effect on your ability to use otherwise suspended passive activity losses or net operating loss carry forwards.

The above discussion of anticipated material United States federal income tax consequences of the Reclassification is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Reclassification, in light of your specific circumstances.

Appraisal and Dissenters’ Rights

Under Iowa law, you do not have appraisal rights in connection with the Reclassification. Moreover, under our Operating Agreement, you have waived any dissenter's rights that may have otherwise been available. Other rights or actions under Iowa law or federal or state securities laws may exist for members who can demonstrate that they have been damaged by the Reclassification. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, members challenges to actions of the Company in general are related to the fiduciary responsibilities of limited liability company officers and directors and to the fairness of limited liability company transactions.

Regulatory Requirements

In connection with the Reclassification, we will be required to make several filings with, and obtain several approvals from, various federal and state governmental agencies, including complying with federal and state securities laws, which includes filing this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Fees and Expenses; Financing of the Reclassification

We will be responsible for paying the Reclassification-related fees and expenses, consisting primarily of fees and expenses of our attorneys, and other related charges. We intend to pay the expenses of the Reclassification with working capital. We estimate that our expenses will total approximately $50,000, assuming the Reclassification is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$45,000.00
Printing, mailing costs and miscellaneous expenses	$5,000.00
Total	$50,000.00

THE FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

We are governed by our Operating Agreement, which is attached to this proxy statement as Appendix A. In connection with the Reclassification, we are proposing amending and restating our Operating Agreement as set forth in the Proposed Operating Agreement, which is attached as Appendix B. The Proposed Operating Agreement includes several changes, including provisions to reclassify our Units and revise the voting and transfer rights attributed to certain classes of Units.

The Reclassification

The Proposed Operating Agreement provides for four separate classes of units: Class A, Class B, Class C and Class D Units. Units will be reclassified on the basis of one Class A, Class B, Class C or Class D Unit for each Unit currently held by such members. Unless otherwise elected by the Board as described in this proxy statement, we anticipate that the Reclassification will be effective upon the approval of the Proposed Operating Agreement by our members.

Description of Units

General

As of [●], 2021, we had 19,873,000 total Units issued and outstanding held by approximately 853 total holders of record. Of the total Units, we had 18,953,000 Class A Units issued and outstanding held by approximately 836 Class A Unit holders of record. Of the total Units, we had 920,000 issued and outstanding Class B Units held by approximately 48 members of record. Of those approximately 853 unit holders, approximately 167 or 19.58% hold 20,001 or more units, approximately 199, or 23.33%, hold between 10,001-20,000 units each, approximately 301 or 35.29%, hold exactly 10,000 units each, and approximately 186 or 21.81% hold less than 10,000 units each. The exact number of Class A, Class B, Class C and Class D Units following the Reclassification will depend on the number of Units held by each member on the effective date of the Reclassification. All Units when fully paid are nonassessable and are not subject to redemption or conversion. Generally, the rights and obligations of our members are governed by the Iowa Revised Uniform Limited Liability Company Act and our Operating Agreement.

Our Units represent an ownership interest in the Company. Upon purchasing Units, our members enter into our Operating Agreement and become members of the Company. Each member has the right to: a share of our profits and losses; receive distributions of our assets when declared by the Board; participate in the distribution of our assets if we dissolve; and access and copy certain information concerning our business, each as set forth in the Operating Agreement.

Comparison of Features of Class A, B, C and D Units

The following table sets forth a comparison of the proposed features provided in the Proposed Operating Agreement. Section references are to sections in the Proposed Operating Agreement.

Class A	Class B	Class C	Class D

Voting Rights
Holders of Class A Units are entitled to vote on all matters brought before the members of GGE, except as otherwise provided in the Proposed Operating Agreement or Iowa Law. (Section 6.2)
Holders of Class A Units have special approval rights under Section 5.6(b) of the Proposed Operating Agreement.
Holders of Class A Units are entitled to vote with Classes B and C for Elected Directors (excepting those entitled to appoint Class A directors). (Section 5.2)

Holders of Class B units are entitled to vote on the election of our directors, voluntary dissolution, certain fundamental transactions or matters out of the ordinary course, and as may be required by Iowa law. (Section 5.2, 5.6 10.1)
Holders of Class B Units are also entitled to vote on amendments to the Proposed Operating Agreement that would (i) modify the limited liability of Class B members, (ii) alter the economic interests of the Class B members, and (iii) modify Sections 5.1 and 5.2.
Holders of Class B Units are entitled to vote with Classes A and C for Elected Directors. (Section 5.2)

Holders of Class C units are entitled to vote on the election of our directors, voluntary dissolution, certain limited matters out of the ordinary course, and as may be required by Iowa law. (Section 5.2, 5.6, 10.1)
Holders of Class C Units are also entitled to vote on amendments to the Proposed Operating Agreement that would (i) modify the limited liability of Class C members, and (ii) alter the economic interests of the Class C members.
Holders of Class C Units are entitled to vote with Classes A and B for Elected Directors. (Section 5.2)

Holders of Class D units are entitled to vote on voluntary dissolution, certain limited matters out of the ordinary course, and as may be required by Iowa law. (Section 5.6, 10.1) Holders of Class D Units are also entitled to vote on amendments to the Proposed Operating Agreement that would (i) modify the limited liability of Class D members, and (ii) alter the economic interests of the Class D members

Distribution Preference – Regular Distributions	All classes equal for regular/non-liquidating distributions. (Section 4.1)	All classes equal for regular/non-liquidating distributions. (Section 4.1)	All classes equal for regular/non-liquidating distributions. (Section 4.1)	All classes equal for regular/non-liquidating distributions. (Section 4.1)
Liquidating Distribution Preference	All classes equal for liquidating distributions (Section 10.2)	All classes equal for liquidating distributions (Section 10.2)	All classes equal for liquidating distributions (Section 10.2)	All classes equal for liquidating distributions (Section 10.2)
Transfer Restrictions	Transfers permitted as provided in Section 9.2. No transfers to be approved that would impose SEC reporting requirements or corporate tax status. (Section 9.3)	Transfers permitted as provided in Section 9.2. No transfers to be approved that which would impose SEC reporting requirements or corporate tax status. (Section 9.3)	Transfers permitted as provided in Section 9.2. No transfers to be approved that would impose SEC reporting requirements or corporate tax status. (Section 9.3)	Transfers permitted as provided in Section 9.2. No transfers to be approved that would impose SEC reporting requirements or corporate tax status. (Section 9.3)

IDENTITY AND BACKGROUND OF FILING PERSONS

Golden Grain Energy, LLC is an Iowa limited liability company which owns and operates an ethanol production facility in Mason City, Iowa.

During the last five years, neither the Company nor its directors or offices has been convicted in a criminal proceeding and has not been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.
Set forth below are the (i) name, (ii) age, (iii) current principal occupation or employment, and (iv) material occupations, positions, offices or employment during the past five years, of each of our directors and executive officers. Each person identified below is a United States citizen. Unless otherwise noted, (a) all directors are U.S. citizens; (b) all directors have been employed in the principal occupations noted below for the past five years or more, and (c) the principal business address of each person identified below is 1822 43rd Street SW, Mason City, Iowa 50401.

Jim Boeding, Director - Age 73

Mr. Boeding has served on the Board since the Company's inception. Mr. Boeding's term expires in 2024. Mr. Boeding is also a member of our executive committee and nominating committee . For over 40 years, Mr. Boeding has operated a farm near Decorah, Iowa called Quiet Creek Farm. Mr. Boeding holds a degree in business from the University of Northern Iowa and has been involved in several startup companies in the area that have resulted in economic benefits. Mr. Boeding previously held the office of treasurer for the Company until a Chief Financial Officer was appointed.

Duane Lynch, Director - Age 80

Mr. Lynch has served on the Board since the Company's inception. Mr. Lynch's term expires in 2024. Mr. Lynch serves on our risk management committee and our director compensation committee. Mr. Lynch owns a grain farm consisting primarily of corn and soybeans called Lynch Farms for over the past 50 years. Mr. Lynch was previously associated with Dekalb and Latham as a seed salesman. Mr. Lynch also served on the Farmer's Home Administration board and on his church council's finance committee.

Stanley Laures, Director, Secretary - Age 81

Mr. Laures has served on the Board since the Company's inception. Mr. Laures's term expires in 2022. Mr. Laures is also a member of our audit committee and executive committee. Mr. Laures will continue to hold the office of secretary until his earlier resignation or removal by the Board. During our first two years, he served as our project coordinator with responsibility for all of the Company's organizational issues. For over 40 years, he was involved with a family farming operation near New Hampton, Iowa. Further, Mr. Laures spent approximately 35 years in the banking industry as a commercial loan officer and a member of the bank's board of directors. Mr. Laures serves as a director and president of S&V Green Acres, Ltd, a closely held family farm corporation raising corn and soybeans.

Roger Shaffer, Director - Age 60

Mr. Shaffer has served on the Board since 2012. Mr. Shaffer's term expires in 2022. Mr. Shaffer has owned the certified public accounting firm, Shaffer Company, PC in Sumner, Iowa for approximately 30 years. Prior to his ownership of that company, he worked for other CPA firms. Mr. Shaffer also operates a grain farming operation. Mr. Shaffer is currently serving as the treasurer for the Iowa Association of School Boards as well as a member of the audit committee. He has also previously served on the Waterloo Chapter of Iowa Society of CPA's and various other community organizations.

Dave Sovereign, Director, Chairman - Age 64

Mr. Sovereign has served on the Board since the Company's inception. Mr. Sovereign's term expires in 2022. Mr. Sovereign serves as the Chairman of the Board. Mr. Sovereign will continue to serve as Chairman until his earlier resignation or removal by the Board. Mr. Sovereign is also a member of our executive committee, audit committee, risk management committee, public relations committee, executive compensation committee and director compensation committee. For more than the past five years, Mr. Sovereign has been an active partner in a family farming operation near Cresco, Iowa, and as a partner in Paris Foods, Inc., a livestock production facility. He is also a member of Sovereign Building L.C., which owns and leases hog confinement buildings. Mr. Sovereign previously held the offices of vice chairman and vice president of the Company.

Mr. Sovereign also serves as the chairman of Paris Foods, Inc, a private company, the chairman of Sovereign Trucking, Inc., a private company, as a director of Sovereign Building L.C., a private company, as a director of DRSG Partnership, a private company, as the chairman of GDB, LLC, a private company, as a director for Cresco Fuels Inc, a private company, is a director on the American Coalition of Ethanol board and representing the Company's investment interest as a director for Absolute Energy, LLC, a private company.
Jerry Calease, Director - Age 68

Mr. Calease has served on the Board since September 17, 2003. Mr. Calease's term expires in 2023. Mr. Calease serves on our public relations committee, nominating committee and director compensation committee. Mr. Calease has been the owner/operator of a corn and soybean farming operation in Bremer County, Iowa called J + K Calease Farms for the majority of his career. Mr. Calease has been a certified crop adviser and a Douglas township trustee for multiple years. Mr. Calease also sits on the board of directors of Butler-Bremer Mutual Telephone Company, a private company, and Bremer Mutual Insurance Association, a private company.

Dustin Petersen, Director - Age 47

Mr. Petersen has served on the Board since February 17, 2020. Mr. Petersen serves on our audit committee and nominating committee. Mr. Petersen's term expires 2023. For the past five years, Mr. Petersen has served as the Chief Financial Officer of Harrison Corporation and Harrison Truck Centers, both privately held companies. Mr. Petersen is also the managing partner of E85 Farms LLC, a privately held corn and soybean operating in Northern Iowa. Prior to his current roles, Mr. Petersen was a CPA with McGladrey LLP and served as the national renewable energy leader as well as served numerous clients in various industries. Mr. Petersen has served on numerous non-profit boards of directors in various capacities and is a member of the Iowa Society of CPA's and the American Institute of CPA's.

Leslie M. Hansen, Appointed Director - Age 67
Ms. Hansen was appointed to the Board by Sizzle X, Inc. on February 12, 2007, pursuant to the Operating Agreement, which permits Class A unit holders owning one million or more of our Class A units to appoint one director to the Board. Ms. Hansen serves on our audit committee and executive compensation committee. For nearly 30 years, Ms. Hansen has served as chief financial officer of Precision of New Hampton, Inc., and as vice-president and chief financial officer of Hotflush, Inc. for nearly 15 years. Ms. Hansen is also the president of Sizzle X, Inc.
Ms. Hansen will serve indefinitely as a director on the Board at the pleasure of Sizzle X, Inc., so long as Sizzle X, Inc. continues to own one million or more of our Class A units. Ms. Hansen also serves on the board of directors of Precision of New Hampton, Inc., a private company, Hotflush, Inc., a private company, and representing the Company's investment interest as a director of Homeland Energy Solutions, LLC, a publicly reporting company.

Dave Reinhart, Appointed Director - Age 71

Mr. Reinhart was appointed to the Board by Fagen, Inc. on January 23, 2012, pursuant to the Operating Agreement, which permits Class A unit holders owning one million or more of our Class A units to appoint one director to the Board. Mr. Reinhart serves on our risk management committee and director compensation committee. For over 35 years, Mr. Reinhart has operated family-owned supermarkets in Iowa. Mr. Reinhart will serve indefinitely as a director on the Board at the pleasure of Fagen, Inc., so long as Fagen, Inc. continues to own one million or more of our Class A units. Mr. Reinhart also serves as a board member for Amaizing Energy, LLC, Big River Resources, LLC, Corn, LP, and Platinum Ethanol, all privately held companies.

Steve Sukup, Vice-Chairman and Appointed Director - Age 64

Mr. Sukup was appointed to the Board on April 18, 2005 by Fagen Engineering, LLC. On August 21, 2006, Fagen Engineering, LLC transferred its units to Ron Fagen. On September 25, 2006, Ron Fagen reappointed Mr. Sukup to the Board pursuant to the Operating Agreement, which permits Class A unit holders owning one million or more of our Class A units to appoint one director to the Board. Mr. Sukup serves on our executive committee, audit committee and executive compensation committee. For nearly 40 years, Mr. Sukup has been a co-owner of Sukup Manufacturing Company, a family-owned agricultural business and his own farming operation. Mr. Sukup is also the vice-president and chief financial officer of Sukup Manufacturing. Mr. Sukup sits on the board of directors of Golden Rule Insurance, a private company, and Sukup Manufacturing Company, a private company.

The Board elected Mr. Sukup as the Company's vice chairman. Mr. Sukup is anticipated to hold the office of vice chairman until the earlier of his resignation or removal from office. Mr. Sukup will serve indefinitely as a director on the Board at the pleasure of Ron Fagen for so long as he continues to own one million or more of our Class A units.

Brooke Peters, Chief Financial Officer - Age 38

On May 18, 2020, Brooke Peters was appointed interim Chief Financial Officer. Ms. Peters became our Chief Financial Officer later in our 2020 fiscal year. Ms. Peters has been employed by the Company since October 2004. Most recently, Ms. Peters held the position of Controller with the Company since November 2008. Ms. Peters will serve as the Chief Financial Officer until the earlier of her resignation, death, disqualification or removal by the board of directors.

Chad E. Kuhlers, Chief Executive Officer - Age 49

In August 2004, the Company hired Chad Kuhlers as plant manager. Mr. Kuhlers was appointed Chief Operating Officer of the Company by the Board on July 19, 2010. In May 2020, Mr. Kuhlers was appointed interim Chief Executive Officer and was made our permanent Chief Executive Officer later in our 2020 fiscal year. Prior to his employment with the Company, Mr. Kuhlers was the operations manager for Koch Hydrocarbon's Medford, Oklahoma facility. Mr. Kuhlers also served as the maintenance manager, process control engineer, reliability engineer and project engineer within the Koch Hydrocarbon organization. He has an electrical engineering degree from Iowa State University and an MBA from Phillips University in Enid, Oklahoma. Mr. Kuhlers also serves as a director for Homeland Energy Solutions, LLC, a publicly reporting company. In June 2014, Mr. Kuhlers was appointed as the Company's representative to Guardian Energy in Janesville, Minnesota. Mr. Kuhlers is anticipated to hold the office of Chief Executive Officer until the earlier of his resignation, death, disqualification or removal by the Board.

Scott Gudbaur, Commodity Manager - Age 63

During our 2020 fiscal year, the Company named Scott Gudbaur, as the Company's Commodity Manager. Mr. Gudbaur previously served as the Company's Commodity Manager until October 2011. Mr. Gudbaur rejoined the Company in February 2020 as the Grain Originator. Mr. Gudbaur will serve as the Commodity Manager indefinitely until the earlier of his resignation, death, disqualification or removal by the board of directors. In the five years prior to rejoining the Company, Mr. Gudbaur was employed as the Grain Department Manager with Five Star Cooperative headquartered in New Hampton, Iowa and as the Grain Merchandiser for Mid Iowa Coop headquartered in Conrad, Iowa.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationships currently exist between any of the directors, nominees, officers, or key employees of the Company.

We have engaged in transactions with related parties. The details of these transactions are discussed below.

Chuck Schafer

Chuck Schafer manages a grain elevator from which the Company purchased corn and miscellaneous materials of approximately $33,040,000 during our 2020 fiscal year. Mr. Schafer serves on our Risk Management Committee. The Company believes that these purchases from the grain elevator were on terms no less favorable than the Company could have received from independent third parties. Mr Schafer's interest in the transactions cannot be determined without unreasonable expense.

The Board reviews all transactions with related parties, as that term is defined by Item 404 of SEC Regulation S-K, or any transaction in which related persons have an indirect interest. The Company's Operating Agreement includes a written policy that requires that any such related transaction be made on terms and conditions which are no less favorable to the Company than if the transaction had been made with an independent third party. Further, our Operating Agreement requires our directors to disclose any potential financial interest in any transaction being considered by the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (SEC). Except as indicated by footnote, a person named in the table below has sole voting and sole investment power for all units beneficially owned by that person. In addition, unless otherwise indicated, all persons named below can be reached at the following address: Golden Grain Energy, LLC, 1822 43rd Street SW, Mason City, IA 50401.

Recent Transactions

There has been no change in the ownership of the Company's units by any of the Company's directors or officers within the last 60 days.

As of __________, 2021, the following individuals beneficially owned 5% or more of our outstanding Class A membership units:

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Class A Membership Units	Leslie Hansen(1)	1,000,000 Class A Units	5.3%
Class A Membership Units	Ron Fagen(2)	2,000,000 Class A Units	10.6%

(1) Leslie Hansen beneficially owns 1,000,000 Class A units held by Sizzle X, Inc. Leslie Hansen is a director.
(2) Ron Fagen beneficially owns 1,000,000 of his Class A units through his control of Fagen, Inc.

As of __________, 2021, the following individuals beneficially owned 5% or more of our outstanding Class B membership units:

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Class B Membership Units	Jim Boeding(1)	50,000 Class B Units	5.4%
Class B Membership Units	Wendland Investments, Inc.	55,000 Class B Units	6.0%

(1) Jim Boeding is a director of the Company.

Security Ownership of Management

As of __________, 2021, members of the Board and executive officers beneficially owned Class A membership units as follows:

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Class A Membership Units	Jim Boeding, Director	61,000	*
Class A Membership Units	Jerry Calease, Director	125,000	*
Class A Membership Units	Scott Gudbaur, Commodity Manager	—	*
Class A Membership Units	Leslie Hansen,(1) Director	1,000,000	5.3%
Class A Membership Units	Chad Kuhlers,(2) CEO	31,166	*
Class A Membership Units	Stan Laures, Secretary and Director	130,000	*
Class A Membership Units	Duane Lynch, Director	130,000	*
Class A Membership Units	Dustin Petersen, Director	—	*
Class A Membership Units	Brooke Peters, CFO	—	*
Class A Membership Units	Dave Reinhart, Director	—	*
Class A Membership Units	Roger Shaffer,(3) Director	25,000	*
Class A Membership Units	Dave Sovereign,(4) Chairman and Director	117,000	*
Class A Membership Units	Steve Sukup,(5) Vice-Chairman and Director	400,000	2.1%
TOTAL CLASS A MEMBERSHIP UNITS:		2,019,166	10.7%

(*) Indicates that the membership units owned represent less than 1% of the outstanding Class A units.
(1) Leslie Hansen beneficially owns 1,000,000 Class A units held by Sizzle, Inc.
(2) Chad Kuhlers beneficially owns the units held by CEK Investments, Inc. Mr. Kuhlers shares voting and investment power with respect to these 31,166 Class A units with his spouse.
(3) Roger Shaffer shares voting and investment power with respect to the 25,000 Class A units with his spouse.
(4) Dave Sovereign owns 57,000 Class A units individually, and beneficially owns 60,000 Class A units through DRSG Partnership of which Mr. Sovereign is a partner. Dave Sovereign shares voting and investment power with respect to the 57,000 Class A units with his spouse and with respect to the 60,000 Class A units with the other partners of DRSG Partnership.
(5) Steve Sukup owns 245,000 Class A units individually, and beneficially owns 155,000 Class A units with his spouse. Mr. Sukup shares voting and investment power with respect to the 155,000 Class A units with his spouse.

As of __________, 2021, members of the Board and executive officers beneficially owned Class B membership units as follows:

Title of Class	Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Class B Membership Units	Jim Boeding, Director	50,000	5.4%
Class B Membership Units	Jerry Calease, Director	25,000	2.7%
Class B Membership Units	Stan Laures, Secretary and Director	5,000	0.5%
Class B Membership Units	Duane Lynch,(1) Director	20,000	2.2%
Class B Membership Units	Dave Sovereign,(2) Chairman and Director	39,000	4.2%
TOTAL CLASS B MEMBERSHIP UNITS :		139,000	15.1%

(1) Duane Lynch owns 10,000 Class B units individually and beneficially owns 10,000 Class B units that are owned by his spouse.
(2) Dave Sovereign owns 2,000 Class B units individually and beneficially owns 17,000 Class B units through Mr. Sovereign's part ownership of GDB, LLC and beneficially owns 20,000 Class B units through Mr. Sovereign's part ownership in DRSG Partnership. Dave Sovereign shares investment and voting power with respect to the 2,000 Class B units with his spouse and shares investment and voting power with respect to the 37,000 Class B units with the other owners of GDB, LLC and DRSG Partnership.

MEMBER PROPOSALS FOR THE 2022 ANNUAL MEETING OF MEMBERS

We currently anticipate holding the 2022 annual meeting of members in February or March of 2022. The Company is not required to consider any proposal or director nomination petition that does not meet the requirements of the SEC and our Operating Agreement and therefore, any member who wishes to submit a proposal or director nomination petition is encouraged to seek independent counsel about the requirements of the SEC and our Operating Agreement.

All proposals and nomination petitions should be directed to the Company’s principal executive office located at 1822 43rd Street SW, Mason City, Iowa 50401, to the attention of the Company’s CFO, Brooke Peters. We also recommend that proposals and director nomination petitions be sent by certified mail, return receipt requested, or by another means that permits proof of the date of delivery.

Member Proposals to be Considered for Inclusion in the Company’s 2022 Proxy Statement Under SEC Rules
Under applicable SEC rules, including Rule 14a-8 of the Exchange Act, any member proposal to be considered by the Company for inclusion in the proxy materials for the 2022 Annual Meeting of Members must be received by the Secretary of the Company, at 1822 43rd Street SW, Mason City, Iowa 50401, no later than one-hundred and twenty (120) days prior to when we mailed the proxy materials for the preceding year’s annual meeting. Accordingly, we determined that members must submit proposals related to the 2022 Annual Meeting of Members to the Company by September 15, 2021. Proposals submitted later than September 15, 2021 will be considered untimely and will not be included in the Company’s proxy statement for the 2022 Annual Meeting of Members.
In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for inclusion of member proposals in company-sponsored proxy materials. Our directors will review proposals submitted by members for inclusion at our next annual meeting of members and will make recommendations to our directors on an appropriate response to such proposals. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

Requirements for Member Proposals to be Brought Before the 2022 Annual Meeting of Members
Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a member proposal to be brought before its next annual meeting of members in accordance with the requirements of its Operating Agreement or other governing documents, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the member proposal without any discussion of the matter in the proxy statement.
As to each matter the member proposes to bring before the 2022 Annual Meeting of Members, the member’s notice must set forth: (i) a description of the proposal or business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear in the Company’s books, of the member making the proposal; (iii) the number of units beneficially owned by such member, the period of time the member has beneficially owned those units, and a statement that the member intends to continue to hold the units through the date of the annual meeting; (iv) any material interest of the member in the proposal or business; and (v) all other information that would be required to be provided by the member pursuant to Regulation 14A under the Exchange Act if the member has submitted the proposal pursuant to Rule 14a-8 under the Exchange Act. The Company does not have any obligation to include any such proposal in the proxy statement, proxy or ballot or other proxy materials of the Company.

A copy of our Operating Agreement will be furnished to members without charge upon written request delivered to the Secretary of the Company at the Company’s principal executive office.

2022 Annual Meeting Director Nominations

Pursuant to Section 5.2(c) of our Operating Agreement, a member may nominate an individual for election as an elected director by following the procedures explained in Section 5.2(c) of the Operating Agreement. Section 5.2(c) of the Operating Agreement requires that written notice of a member's intent to nominate an individual for director must be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Company not less than 120 calendar days prior to the one year anniversary of the date when the Company's proxy statement was released in connection with the previous year's annual meeting. Director nominations submitted pursuant to the provisions of the Operating Agreement must be submitted to the Company by September 15, 2021.

Any nomination petition or nominee statement which is not fully completed and properly executed, is not received within the time period provided above or is not true, accurate and complete in all respects, may be rejected by the Company and, if rejected, shall be returned by the Company to the member or members submitting the nomination petition or to the nominee submitting the nominee statement, as the case may be. Each nominee must meet all qualification requirements for elected directors as may exist at the time of the nomination and at the time of election.

Effect on Member Proposals and Director Nominations if Reclassification is Implemented

If the Reclassification and Proposed Operating Agreement are implemented, we do not expect to be subject to the proxy rules at the time of the 2022 Annual Meeting, and, therefore, Member proposals would be governed by our Proposed Operating Agreement rather than as set forth above. Additionally, if the Reclassification and Proposed Operating Agreement are implemented, the director nomination procedures would remain the same.

OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is materially related to the Reclassification.

Other Matters of the Special Meeting

As of the date of this proxy statement, the only business that our management expects to be presented at the meeting is that set forth above. If any other matters are properly brought before the meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause our results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See “Where You Can Find More Information” below.

Where You Can Find More Information

We are subject to the information requirements of the Exchange Act, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 100 F Street, N.E., Washington, D.C., 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operations of the SEC’s public reference room in Washington,

DC by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s Internet Website (http://www.sec.gov).

EXHIBITS INCORPORATED BY REFERENCE

The following exhibits are incorporated by reference as part of this proxy statement.

Exhibit No.	Exhibit
10.1	Registrant's 10-Q FQE 7-31-2021, filed with the commission on September 10, 2021
10.2	Registrant's 10-K FYE 10-31-2020, filed with the commission on December 28, 2020

APPENDIX A
THIRD AMENDED AND RESTATED OPERATING AGREEMENT OF
GOLDEN GRAIN ENERGY, LLC, AS AMENDED

GOLDEN GRAIN ENERGY, LLC THIRD AMENDED AND RESTATED OPERATING AGREEMENT

TABLE OF CONTENTS

Page

SECTION 1: THE COMPANY 5
1.1 Formation 5
1.2 Name 5
1.3 Purchase; Powers 5
1.4 Principal Place of Business 6
1.5 Term 6
1.6 Agent For Service of Process 6
1.7 Title to Property 6
1.8 Payment of Individual Obligations 6
1.9 Independent Activities; Transactions With Affiliates 6
1.10 Definitions 7

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS 13
2.1 Original Capital Contributions 13
2.2 Additional Capital Contributions; Additional Units 13
2.3 Capital Accounts 13

SECTION 3. ALLOCATIONS 14
3.1 Profits 14
3.2 Losses 14
3.3 Special Allocations 14
3.4 Curative Allocations 16
3.5 Loss Limitation 16
3.6 Other Allocation Rules 16
3.7 Tax Allocations: Code Section 704(c) 17
3.8 Tax Credit Allocations 17

SECTION 4. DISTRIBUTIONS 17
4.1 Net Cash Flow 17
4.2 Amounts Withheld 17
4.3 Limitations on Distributions 17

SECTION 5. MANAGEMENT 18
5.1 Directors 18
5.2 Election of Directors 19
5.3 Committees 21
5.4 Authority of Directors 21
5.5 Director as Agent 23
5.6 Restriction on Authority of Directors 23
5.7 Director Actions 24
5.8 Duties and Obligations of Directors 24

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5.9 Chairman and Vice Chairman 24
5.10 President and Chief Executive Officer 25
5.11 Chief Financial Officer 25
5.12 Secretary; Assistant Secretary 25
5.13 Vice President 25
5.14 Delegation 25
5.15 Execution of Instruments 25
5.16 Limitation of Liability; Indemnification of Directors 26
5.17 Compensation; Expenses of Directors 26
5.18 Loans 26

SECTION 6. ROLE OF MEMBERS 27
6.1 Rights of Powers 27
6.2 Voting Rights 27
6.3 Member Meetings; Quorum and Proxies 27
6.4 Voting; Action by Members 27
6.5 Termination of Membership 27
6.6 Continuation of the Company 28
6.7 No Obligation to Purchase Membership Interest 28
6.8 Waiver of Dissenters Rights 28
6.9 Limitation on Ownership 28

SECTION 7. ACCOUNTING, BOOKS AND RECORDS 28
7.1 Accounting, Books and Records 28
7.2 Reports 28
7.3 Tax Matters 29
7.4 Delivery to Members and Inspection 29

SECTION 8. AMENDMENTS 29
8.1 Amendments 29

SECTION 9. TRANSFERS 30
9.1 Restrictions on Transfers 30
9.2 Permitted Transfers 30
9.3 Conditions to Permitted Transfers 30
9.4 Prohibited Transfers 32
9.5 Rights of Unadmitted Assignees 32
9.6 Admission of Substituted Members 32
9.7 Representations Regarding Transfers 33
9.8 Distribution and Allocation in Respect of Transferred Units 33
9.9 Additional Members 34

SECTION 10. DISSOLUTION AND WINDING UP 34
10.1 Dissolution 34
10.2 Winding Up 34
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts 35
10.4 Deemed Distribution and Recontribution 35
10.5 Rights of Unit Holders 35

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10.6 Allocations During Period of Liquidation 35
10.7 Character of Liquidating Distributions 35
10.8 The Liquidator 36
10.9 Forms of Liquidating Distributions 36

SECTION 11. MISCELLANEOUS 36
11.1 Notices 36
11.2 Binding Effect...36
11.3 Construction...36
11.4 Headings 36
11.5 Severability 36
11.6 Incorporation By Reference...37
11.7 Variation of Terms...37
11.8 Governing Law 37
11.9 Waiver of Jury Trial...37
11.10 Counterpart Execution 37
11.11 Specific Performance 37

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THIS THIRD AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement") is entered into and shall be effective as of the 15th day of February, 2007 (the "Effective Date"), by and among GOLDEN GRAIN ENERGY, LLC, an Iowa limited liability company (the "Company"), each of the Persons who are identified as Members on the attached Exhibit A and who have executed a member signature page of this Agreement, and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.

WHEREAS, the Members of the Company have adopted an Amended and Restated Operating Agreement of the Company dated August 21, 2002, a First Amendment to the Amended and Restated Operating Agreement dated September 17, 2003, a Second Amendment to the Amended and Restated Operating Agreement dated April 1, 2004 and a Second Amended and Restated Operating Agreement dated November 15, 2005, pursuant to the Iowa Limited Liability Company Act (the "Act"); and

WHEREAS, the Members desire to amend and restate the Second Amended and Restated Operating Agreement to revise and set forth the respective rights, duties, and responsibilities with respect to the Company and its business and affairs; and

WHEREAS, the Company's organizers caused to be filed with the State of Iowa, Articles of Organization of the Company pursuant to Chapter 490A of the Iowa Code (the "Act"); and

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. THE COMPANY

1.1 Formation. The initial Members formed the Company as an Iowa limited liability company by filing Articles of Organization with the State of Iowa on March 18, 2002 pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.

1.2 Name. The name of the Company shall be "Golden Grain Energy, LLC" and all business of the Company shall be conducted in such name.

1.3 Purpose; Powers. The nature of the business and purposes of the Company are (i) to own, construct, operate, lease, finance, contract with and/or invest in ethanol production and co-product production facilities as permitted under the applicable laws of the State of Iowa; (ii) to engage in the processing of corn, grains and other feedstocks into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any

5

other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.

1.4 Principal Place of Business. The Company shall continuously maintain an office in Iowa. The principal office of the Company shall be at 1822 43rd Street SW, Mason City, IA 50401, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company's principal office.

1.5 Term. The term of the Company commenced on the date the Articles of Organization (the "Articles") of the Company were filed with the office of the Secretary of State of Iowa, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.

1.6 Agent For Service of Process. The name and address of the agent for service of process on the Company in the State of Iowa shall be Stanley B. Laures, 1822 43rd Street SW, Mason City, IA 50401, or any successor as appointed by the Directors.

1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name. Each Member's interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

1.8 Payment of Individual Obligations. Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9 Independent Activities; Transactions With Affiliates. The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in its discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member, or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

6

1.10 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

(a) "Act" means Chapter 490A of the Iowa Code, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

(b) "Adjusted Capital Account Deficit" means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c) "Affiliate" means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person (ii) any officer, director, general partner, member or trustee of such Person or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms "controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.

(d) "Agreement" means this Third Amended and Restated Operating Agreement of Golden Grain Energy, LLC, as amended from time to time.

(e) "Articles" means the Articles of Organization of the Company filed with the State of Iowa, as amended from time to time.

(f) "Assignee" means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.6.

(g) "Capital Account" means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.

(h) "Capital Contributions" means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member's predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

(i) "Class A Unit" means any Unit issued to a Member that does not qualify as a Class B Unit.

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(j) “Class B Unit” means one of up to a maximum aggregate of 1,000,000 Units issued (i) to Members at $0.50 per Unit in the Company’s private placement in March and early April of 2002, and (ii) to Members pursuant to options granted by the Board at $0.50 per Unit on or before the termination of the Company’s private placement in March and early April of 2002.

(k) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(l) “Company” means Golden Grain Energy, LLC, an Iowa limited liability company.

(m) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(n) “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations under direct or indirect guarantees of (including obligations, contingent or otherwise, to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

(o) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

(p) “Director” means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the Terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” means all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company. Unless otherwise stated in this Agreement, any action taken by the Directors shall require the affirmative vote of a majority of the Directors present at a meeting of the Directors (in person or by telephonic or other electronic means as more specifically described in Section 5.7) and entitled to vote thereat.

(q) “Dissolution Event” means (i) The affirmative vote of a 75% majority in interest of the Members to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act.

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(r) "Effective Date" means February 15, 2007.

(s) "Facilities" shall mean the ethanol production and co-product production facilities in the northern Iowa area, or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Business Plan.

(t) "Financing Closing" means the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors.

(u) "Fiscal Quarter" means (i) any three-month period commencing on each of November 1, February 1, May 1, and August 1 and ending on the last date before the next such date and (ii) the period commencing on the immediately preceding November 1, February 1, May 1, or August 1, as the case may be, and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof.

(v) "Fiscal Year" means (i) any twelve-month period commencing on November 1 and ending on October 31 and (ii) the period commencing on the immediately preceding November 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

(w) "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

(x) "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be

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adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(y) "Issuance Items" has the meaning set forth in Section 3.3(i) hereof.

(z) "Liquidation Period" has the meaning set forth in Section 10.6 hereof.

(aa) "Liquidator" has the meaning set forth in Section 10.8 hereof.

(bb) "Losses" has the meaning set forth in the definition of "Profits" and "Losses."

(cc) "Member" means any person (i) whose name is set forth as such on Exhibit "A" initially attached hereto or has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Units.

(dd) "Members" means all such Members.

(ee) "Membership Economic Interest" means collectively, a Member's share of "Profits" and "Losses," the right to receive distributions of the Company's assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as "Units."

(ff) "Membership Interest" means collectively, the Membership Economic Interest and Membership Voting Interest.

(gg) "Membership Register" means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

(hh) "Membership Voting Interest" means collectively, a Member's right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.

(ii) "Net Cash Flow" means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. "Net Cash Flow" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

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(jj) "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(kk) "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(ll) "Officer" or "Officers" has the meaning set forth in Section 5.14 hereof.

(mm) "Permitted Transfer" has the meaning set forth in Section 9.2 hereof.

(nn) "Person" means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(oo) "Profits and Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

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(pp) “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

(qq) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(rr) “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.

(ss) “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

(tt) “Securities Act” means the Securities Act of 1933, as amended.

(uu) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

(vv) “Tax Matters Member” has the meaning set forth in Section 7.3 hereof.

(ww) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.

(xx) “Units or Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

(yy) “Unit Holders” means all Unit Holders.

(zz) “Unit Holder” means the owner of one or more Units.

(aaa) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

(bbb) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

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(ccc) "Unit Holder Nonrecourse Deductions " has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1 Original Capital Contributions. The name, address, original Capital Contribution, and initial Units quantifying the Membership Interest of each initial Member are set out in Exhibit A attached hereto, and shall also be set out in the Membership Register along with those Members admitted after to the Effective Date.

2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder's original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause Exhibit A and the Membership Register to be appropriately amended.

2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a) To each Unit Holder's Capital Account there shall be credited (i) such Unit Holder's Capital Contributions; (ii) such Unit Holder's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b) To each Unit Holder's Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be

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interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

SECTION 3. ALLOCATIONS

3.1 Profits. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2 Losses. After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3 Special Allocations. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This

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Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

(e) Nonrecourse Deductions. Non recourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h) Class B Unit Holder Allocations. If the Company has aggregate net gain on the disposition of its properties in dissolution remaining after application of the curative allocation provisions of Section 3.4, such remaining gain shall be specially allocated to the Unit Holders who hold Class B Units in proportion to such Class B Units in an amount not to exceed Fifty Cents ($0.50) per Class B Unit.

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(i) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the "Issuance Items") shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4 Curative Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h). In exercising their discretion under this Section 3.4, the Directors shall take into account future Regulatory Allocations under Sections 3.3(a) and 3.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 3.3(e) and 3.3(f).

3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder's Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6 Other Allocation Rules. (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder. (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes. (c) Solely for purposes of determining a Unit Holder's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders' aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder. (d) Generally, allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder's Units bears to the total number of Units issued and outstanding.

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3.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

3.8 Tax Credit Allocations. All credits against income tax with respect to the Company's property or operations, including the Small Ethanol Producer Credit (as defined in the Code), if available, shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.

SECTION 4. DISTRIBUTIONS

4.1 Net Cash Flow. Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company's lenders from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.

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SECTION 5. MANAGEMENT

5.1 Directors.

(a) General. The Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such as are by this Agreement conferred upon or reserved for the Members. Each Director elected by Unit Holders must be a Member, or an elected or appointed representative of a Member who is not a natural person. Such qualification shall not apply to Directors appointed pursuant to Section 5.1(c). The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. The management of the business and affairs of the Company shall be directed by the Directors and not by its Members. Subject to Section 5.4 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors.

(b) Number. The size of the Board of Directors shall be fixed at thirteen (13) Directors. Seven (7) directors shall be elected by the Members pursuant to Section 5.2 of this Agreement. The remaining six (6) directors shall be appointed pursuant to Section 5.1(c) of this Agreement. The Members may increase or decrease the number of Directors and may change from a variable range to a fixed number or visa versa by an action by the Members pursuant to Section 6.4 of this Agreement.

(c) Special Right of Appointment for Certain Class A Unit Holders. Each Class A Unit Holder who holds one million (1,000,000) or more Class A Units as of November 15, 2005 is entitled to appoint one (1) Director.

(i) Number of Appointed Directors. As of November 15, 2005 the number of appointed director positions will remain fixed at six (6).

(ii) Right to Appoint Directors after November 15, 2005. If a Member's purchase of Class A Units after November 15, 2005 causes said Member's holdings of Class A Units to exceed one million (1,000,000), that Member is not entitled to appoint a Director.

(iii) Transfer or Retention of Right of Appointment. Notwithstanding Section 5.1(c)(ii) above, if any Member that currently holds a right of appointment hereunder transfers one million (1,000,000) or more Class A Units to any Person and its Affiliates, that Member's right of appointment shall be transferred to the transferee concurrently therewith. Notwithstanding the foregoing, if the transferor of one million (1,000,000) or more Class A Units continues to hold one million (1,000,000) or more Class A Units after the transfer, said transferor may, in the transferor's sole discretion, retain the right of appointment. Transfers of Class A Units to Affiliates shall count in determining whether a transfer of one million (1,000,000) or more Class A Units has occurred for purposes of this section.

(iv) Term of Appointed Directors. A Director appointed by a Class A Unit Holder under this section shall serve indefinitely at the pleasure of the Class A Unit Holder appointing him or her until a successor is appointed, or until the earlier death, resignation, or removal of the Director. A Director appointed under this section may be removed for

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any reason by the Class A Member appointing him or her or the Class A Member who succeeds to a right to appoint directors pursuant to a transfer of Class A Units satisfying the requirements of Section 5.1(c)(iii), upon written notice to the Board of Directors, which notice may designate and appoint a successor Director to fill the vacancy, and which notice may be given at a meeting of the Board of Directors attended by the person appointed to fill the vacancy. Any such vacancy shall be filled within thirty (30) days of its occurrence by the Class A Unit Holder having the right of appointment.

(v) Board of Directors Right to Appoint Successor. If a vacancy in an appointed board position is not filled within thirty (30) days, then the Class A Unit Holder's right to appoint a Director shall terminate and the Board of Directors shall have the right to appoint a successor. In the event that the number of Class A Units held by a Class A Unit Holder falls below one million (1,000,000) Units, the term of any Director appointed by such Unit Holder shall terminate and a successor shall be appointed by the Board of Directors. A Director appointed by the Board of Directors under this Section shall serve indefinitely at the pleasure of the Board of Directors until the Board of Directors appoints a successor due to the death, resignation, or removal of the appointed Director.

(d) Limits on Modification. The amendment or repeal of this section 5.1 or the adoption of any provision inconsistent therewith shall require an action by the Members pursuant to Section 6.4 of this Agreement. .

5.2 Election of Directors.

(a) Term of Elected Directors. Upon the expiration of the initial terms of the Directors set forth on Exhibit "B" attached hereto, at the annual meeting of the Members in 2003, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified. The terms of Group I Directors shall expire first (initial term of one year with successors elected to three year terms thereafter), followed by those of Group II Directors (initial term of two years with successors elected to a three year terms thereafter), and then Group III Directors (initial and subsequent terms of three years). The initial Directors shall, by resolution adopted prior to the expiration of their initial term, separately identify the Director positions to be appointed and elected and shall classify each such Director position into a respective group, such classification to serve as the basis for the staggering of terms among the Directors.

(b) Members Entitled to Elect Directors. Elected Directors shall be elected by the Class A and Class B Unit Holders, voting collectively, at the annual meeting of Unit Holders in 2003 and at each subsequent annual meeting of Unit Holders when a vacancy exists, provided, however, that any Class A Unit Holder who is authorized to appoint a Director pursuant to Section 5.1(c) shall not be entitled to vote for the election of any other Directors that the Unit Holders are entitled to elect, and the Units held by such Class A Unit Holder shall not be included in determining the election of Directors pursuant to subparagraph (d) of this Section 5.2.

(c) Director Nominations. One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of directors may also be made by any Unit Holder entitled to vote generally in the election of directors.

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i. Timing of Nominations. A Unit Holder who desires to nominate a director candidate must provide the Company with written notice of such Unit Holder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 calendar days before the date of the Company's proxy statement released to Unit Holders in connection with the previous year's annual meeting. Notwithstanding the foregoing, in the event Rule 14a-8(e)(2) of Regulation 14A of the Securities Exchange Act of 1934, as amended, relating to the submission of member proposals for inclusion in a company's proxy statement is amended, the deadline for nominations for director candidates under this section shall automatically adjust to remain the same as the timeframe provided in Rule 14a-8(e) for member proposals. However, if the Company did not hold an annual meeting the previous year or the date of the current year's annual meeting is changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time, as determined by the Board of Directors, before the Company begins to print and mail its proxy materials for the annual meeting of the Company. Notwithstanding any provision to the contrary, the Board of Directors, in its sole discretion, may accept written notice that is submitted after the above described deadline has passed.

ii. Content of Notice to Company of Nominations. Each such notice to the Secretary shall set forth: (a) the name and address of record of the Unit Holder who intends to make the nomination; (b) a representation that the Unit Holder is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the Unit Holder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Unit Holder; (e) such other information regarding each nominee proposed by such Unit Holder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (f) the consent of each nominee to serve as a Director of the Company if so elected; and (g) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director's seat to be filled at the next election of Directors. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(d) Voting Requirement. Nominees for open Director positions shall be elected by a plurality vote of the Members present at a meeting at which a quorum is present so that the nominees receiving the greatest number of votes relative to the votes cast for their competitors shall be elected Directors.

(e) Vacancies. Except in the instance of representatives appointed to the Board of Directors by certain Class A Unit Holders under Section 5.1, whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.

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(f) Limits on Modification. The amendment or repeal of this section 5.2 or the adoption of any provision inconsistent therewith shall require an action by the Members pursuant to Section 6.4 of this Agreement.

5.3 Committees. A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

5.4 Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a "manager" under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:

(a) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(b) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c) Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

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(f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

(g) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

(h) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

(i) Contract on behalf of the Company for the employment and services or employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors' and Officers' liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

(l) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

(m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n) Agree with any Person as to the form and other terms and conditions of such Person's Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution;

(o) Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act; and

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(p) Set a limit for the minimum number of Units that may be transferred in any one transaction.

5.5 Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.

5.6 Restrictions on Authority of Directors. (a) The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i) Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

(ii) Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii) Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv) Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

(b) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i) Merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii) Confess a judgment against the Company in an amount in excess of $500,000;

(iii) Issue Units at a purchase price of less than $0.50 per Unit;

(iv) Elect to dissolve the Company;

(v) Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors which are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

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(c) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without Member action pursuant to Section 6.4 of this Agreement, issue more than an aggregate of 100,000,000 Units.

5.7 Director Actions. Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any one or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days' written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by all of the Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Not less than fifty percent (50%) of the Directors shall constitute a quorum for the transaction of business at any Director's meeting, provided that a majority thereof shall be Directors elected by Class A and Class B Unit Holders. Each Director shall have one (1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of all Directors. No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director's (or his/her Affiliate's) potential financial interest in the outcome of such vote, provided that the nature of such Director's (or his/her Affiliate's) potential financial interest was reasonably disclosed at the time of such vote.

5.8 Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged; and (ii) for the accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.9 Chairman and Vice Chairman. Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall

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perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

5.10 President and Chief Executive Officer. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President and CEO of the Company (herein referred to as the "President"; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Directors shall appoint someone other than the Chairman as the President of the Company not later than the commencement of operations of the Facilities, and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day –to day operations of the Facilities.

5.11 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefor; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.

5.12 Secretary; Assistant Secretary. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.13 Vice President. The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.

5.14 Delegation. Unless prohibited by a resolution of the Directors, the President, Chief Financial Officer, Vice President and Secretary (individually, an "Officer" and collectively, "Officers") may delegate in writing some or all of the duties and powers of such Officer's management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated. The offices of Secretary and Treasurer may be held by one individual.

5.15 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the

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Company by (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the President; or (iii) by such other person or persons as may be designated from time to time by the Directors.

5.16 Limitation of Liability; Indemnification of Directors. To the maximum extent permitted under the Act and other applicable law, no Member or Director of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member or Director or both. No Director of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director; provided that this provision shall not eliminate or limit the liability of a Director for any of the following: (i) receipt of an improper financial benefit to which the Director is not entitled; (ii) liability for receipt of distributions in violation of the articles of organization, operating agreement, or Sections 807 and 808 of the Act; (iii) a knowing violation of law; or (iv) acts or omissions involving fraud, bad faith or willful misconduct. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director or Officer in connection with the business of the Company, including reasonable attorneys' fees incurred by such Director or Officer in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director, including reasonable attorneys' fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person's official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.

5.17 Compensation; Expenses of Directors. No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.

5.18 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company's cash and shall bear interest at a rate not in excess of the prime rate established, from

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time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If the Directors, or any Affiliate of the Directors, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

SECTION 6. ROLE OF MEMBERS

6.1 Rights or Powers. Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.2 Voting Rights. The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement.

6.3 Member Meetings; Quorum and Proxies. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least 10 days and no more than 60 days before the day on which the meeting is to be held. Unit Holders representing an aggregate of not less than twenty-five percent (25%) of the Units may also in writing demand that a meeting of the Members be called by the Directors. Starting in 2003, regular meetings of the Members, one of which the Directors shall designate as the annual meeting of the Members, shall be held not less than once per Fiscal Year, at such time and place as determined by the Directors upon written notice thereof stating the date, time and place, given not less than ten (10) days nor more than sixty (60) days prior to the meeting to every Member entitled to vote at such meeting. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting. The presence (in person or by proxy or mail ballot) of at least thirty percent (30%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.4 Voting; Action by Members. If a quorum is present at a meeting of the Members, the affirmative vote of a majority of the Membership Voting Interests represented at said meeting of the Members (in person, by proxy, or by mail ballot) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by this Agreement.

6.5 Termination of Membership. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.5 hereof.

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6.6 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event which is deemed to terminate the continued membership of a Member. The Company's affairs shall not be required to be wound up. The Company shall continue without dissolution.

6.7 No Obligation to Purchase Membership Interest. No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member's Capital Contributions or to require the purchase or redemption of the Member's Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

6.8 Waiver of Dissenters Rights. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters' or similar rights under the Act.

6.9 Limitation on Ownership. Notwithstanding any other provision herein, no Member shall directly or indirectly own or control more than forty percent (40%) of the issued and outstanding Units at any time. Units under indirect ownership or control by a Member shall include Units owned or controlled by such Member's Related Parties and Affiliates.

SECTION 7. ACCOUNTING, BOOKS AND RECORDS

7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office all of the following: (i) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly. Any Member or its designated representative shall have reasonable access during normal business hours to such information and documents. The rights granted to a Member pursuant to this Section 7.1 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time.

7.2 Reports. The Chief Financial Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to

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Member's Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. As soon as practicable following the end of each Fiscal Year (and in any event not later than ninety (90) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company's accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

7.3 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the "Tax Matters Member" under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.

7.4 Delivery to Members and Inspection. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1 and a copy of this Agreement and all amendments hereto. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company's federal, state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

SECTION 8. AMENDMENTS

8.1 Amendments. Amendments to this Agreement may be proposed by the Directors or any Member. Following such proposal, the Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Directors shall include in any such submission a recommendation as to the proposed amendment. The Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any

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other business that it may deem appropriate. Except as otherwise provided for in this Agreement, a proposed amendment shall be adopted and be effective as an amendment hereto only if approved by an action of the Members pursuant to Section 6.4 of this Agreement. However, if said amendment would reduce or have the effect of reducing the voting requirement necessary to take an action under this Agreement, then the affirmative vote of the proportion or number of Membership Voting Interests required under the section that is the subject of the amendment is required to adopt said amendment. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.

SECTION 9. TRANSFERS

9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party's rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Third Amended and Restated Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Section 9, a Member may (a) at any time Transfer all or any portion of its Units (i) to the transferor's administrator or trustee to whom such Units are transferred involuntarily by operation of law, or (ii) without consideration to or in trust for descendants of a Member; and (b) at any time following the date on which substantial operations of the Facilities commences, Transfer all or any portion of its Units (i) to any Person approved by a majority of the Directors in writing, or (ii) to any other Member or to any Affiliate or Related Party of another Member, or (iii) to any Affiliate or Related Party of the transferor. Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a "Permitted Transfer".

9.3 Conditions to Permitted Transfers. A Transfer shall not be treated as a Permitted Transfer under Section 9.2 hereof unless and until the Directors have approved such Transfer as set forth in Section 9.2 and the following conditions are satisfied:

(a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

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(b) The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940.

(e) Unless otherwise approved by the Directors and a 75% majority in interest of the Members, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f) No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

(g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

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(f) Except in the case of a Transfer of Units involuntarily by operation of law or a transfer without consideration to or in trust for descendents of a Member, Units may not be transferred in amounts less than the minimum number of Units that may be transferred in any one transaction as determined by the Directors pursuant to Section 5.4(p).

The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the member approval requirement set forth in Section 9.3(e).

9.4 Prohibited Transfers. Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor's Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

9.5 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.6 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

9.6 Admission of Substituted Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) The transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors; (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (A) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (B) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (C) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement; (b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be

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bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.

9.7 Representations Regarding Transfers. (a) Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder); and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as "matching services" as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9.7 and to Transfer such Units only to Persons who agree to be similarly bound. (b) Each Member hereby represents and warrants to the Company and the Members that such Member's acquisition of Units hereunder is made as principal for such Member's own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE COMPANY UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT AND AGREED TO BY EACH MEMBER.

THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

9.8 Distribution and Allocations in Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of the first day of the month following the month in which all documents to effectuate the transfer have been approved by the Board of Directors of

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the Company, provided that, if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.8, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.

9.9 Additional Members. Additional Members may be admitted from time to time upon the approval of the Board of Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Board of Directors shall approve. All Members acknowledge that the admission of additional Members may result in a dilution of a Member's Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit C, attached hereto. Upon execution of such Addendum, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Board of Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit C, attached hereto.

SECTION 10. DISSOLUTION AND WINDING UP

10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first Dissolution Event to occur. The Members hereby agree that, notwithstanding any provisions of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company's Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts

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calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company's Debts and other liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up.

10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the "Liquidation Period"), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

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10.8 The Liquidator. The "Liquidator" shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys' fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 11. MISCELLANEOUS

11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by United States mail, postage and charges prepaid, or (iii) if sent by facsimile, email, or other electronic transmission, when a Member has provided prior consent to electronic delivery of notices and when such transmission is electronically confirmed as having been successfully transmitted. If sent by United States mailthen the notice, payment, demand or communication must be addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the company; (c) If to a Member, to the address set forth in Section 2.1 hereof.

11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

11.4 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is

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illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 14.6 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6 Incorporation By Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

11.7 Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

11.8 Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9 Waiver of Jury Trial. Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.11 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed and entered into this Operating Agreement of the Company as of the day first above set forth.

COMPANY:

GOLDEN GRAIN ENERGY, LLC

____
Dave Sovereign, Chairman

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EXHIBIT "A"

Golden Grain Energy, LLC
Initial Membership List

See official Membership Register maintained at the principal office of the Company and available upon request.

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EXHIBIT "B"

Initial Board of Directors

Name of Initial Board of Directors Members	**Address of Initial Board of Directors Members**
Jim Boeding, Treasurer	2326 – 265th Street, Ridgeway, Iowa 52165
Arnold Boge	2160 Amherst Place, Ionia, Iowa 50645
LeLand Boyd	2273 Packard Avenue, Charles City, IA 50616
Marion Cagley	2370 Durham Avenue, Ionia, Iowa 50645
Dave Drilling	27016 V Avenue, Waucoma, Iowa 52171
Stephen Eastman	4401 Addison Avenue, Riceville, IA 50466
Dean Fisher	2965 – 160th Street, Lawler, Iowa 52154
Stanley B. Laures	2325 McCloud Avenue, New Hampton, Iowa 50659
Randy Liddle	1196 Hilton Avenue, Plainfield, IA 50666
Duane Lynch	1799 – 220th Street, New Hampton, Iowa 50659
Stan Mehmen	32859 110th Street, Plainfield, IA 50666
Ron Pumphrey, Secretary	P.O. Box 151, New Hampton, Iowa 50659
Dennis Ptacek	10538 175th Street, Elma, IA 50628
Dave Sovereign, Vice-President	15959 – 130th Avenue, Cresco, Iowa 52136
William Strother	620 Rural Street, New Hampton, Iowa 50659
Walter Wendland, President	P.O. Box 319, Fredericksburg, Iowa 50630
Larry Zubrod	1425 Beaumont Avenue, Charles City, IA 50616

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EXHIBIT "C"

MEMBER SIGNATURE PAGE

ADDENDA
TO THE
GOLDEN GRAIN ENERGY, LLC
THIRD AMENDED AND RESTATED OPERATING AGREEMENT

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Golden Grain Energy, LLC (the "Company"), has received a copy of the Third Amended and Restated Operating Agreement, dated February 15, 2007, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Third Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Third Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Third Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Third Amended and Restated Operating Agreement from and after the date of execution hereof.

Individuals:

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Name of Individual Member (Please Print)

____
Signature of Individual

____
Name of Joint Individual Member (Please Print)

____
Signature of Joint Individual Member

____
Date

Entities:

____
Name of Entity (Please Print)

____
Print Name and Title of Officer

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Signature of Officer

____
Date

Agreed and accepted on behalf of the Company and its Members:

GOLDEN GRAIN ENERGY, LLC

By: ____________________________________

Its: ____________________________________

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APPENDIX B
FOURTH AMENDED
AND RESTATED OPERATING AGREEMENT OF
GOLDEN GRAIN ENERGY, LLC

~~THIRD~~FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

OF

GOLDEN GRAIN ENERGY, LLC

Dated ~~February 15, 2007~~December [ ], 2021

GOLDEN GRAIN ENERGY, LLC ~~THIRD~~FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

TABLE OF CONTENTS

Page

SECTION 1: THE COMPANY 5
1.1 Formation 6
1.2 Name 6
1.3 Purchase; Powers 6
1.4 Principal Place of Business 6
1.5 Term 6
1.6 Agent For Service of Process 6
1.7 Title to Property 6
1.8 Payment of Individual Obligations 6
1.9 Independent Activities; Transactions With Affiliates 6
1.10 Definitions 7

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS 14
2.1 Original Capital Contributions 14
2.2 Additional Capital Contributions; Additional Units 14
2.3 Capital Accounts 14

SECTION 3. ALLOCATIONS 15
3.1 Profits 15
3.2 Losses 15
3.3 Special Allocations 15
3.4 Curative Allocations 17
3.5 Loss Limitation 17
3.6 Other Allocation Rules 18
3.7 Tax Allocations: Code Section 704(c) 18
3.8 Tax Credit Allocations 18

SECTION 4. DISTRIBUTIONS 19
4.1 Net Cash Flow 19
4.2 Amounts Withheld 19
4.3 Limitations on Distributions 19

SECTION 5. MANAGEMENT 19
5.1 Directors 19
5.2 Election of Directors 21
5.3 Committees 23
5.4 Authority of Directors 23
5.5 Director as Agent 25
5.6 Restriction on Authority of Directors 25
5.7 Director Actions 26

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5.8 Duties and Obligations of Directors 26
5.9 Chairman and Vice Chairman 27
5.10 President and Chief Executive Officer 27
5.11 Chief Financial Officer 27
5.12 Secretary; Assistant Secretary 27
5.13 Vice President 28
5.14 Delegation 28
5.15 Execution of Instruments 28
5.16 Limitation of Liability; Indemnification of Directors 28
5.17 Compensation; Expenses of Directors 28
5.18 Loans 29

SECTION 6. ROLE OF MEMBERS 29
6.1 Rights of Powers 3030
6.2 Voting Rights 30
6.3 Member Meetings; Quorum and Proxies 30
6.4 Voting; Action by Members 30
6.5 Termination of Membership 31
6.6 Continuation of the Company 31
6.7 No Obligation to Purchase Membership Interest 31
6.8 Waiver of Dissenters Rights 31
6.9 Limitation on Ownership 31

SECTION 7. ACCOUNTING, BOOKS AND RECORDS 31
7.1 Accounting, Books and Records 32
7.2 Reports 32
7.3 Tax Matters 33
7.4 Delivery to Members and Inspection 34

SECTION 8. AMENDMENTS 34
8.1 Amendments 3434

SECTION 9. TRANSFERS 35
9.1 Restrictions on Transfers 35
9.2 Permitted Transfers 35
9.3 Conditions to Permitted Transfers 36
9.4 Prohibited Transfers 38
9.5 Rights of Unadmitted Assignees 38
9.6 Admission of Substituted Members 38
9.7 Representations Regarding Transfers 39
9.8 Distribution and Allocation in Respect of Transferred Units 39
9.9 Additional Members 40

SECTION 10. DISSOLUTION AND WINDING UP 40
10.1 Dissolution 40
10.2 Winding Up 40
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts 41
10.4 Deemed Distribution and Recontribution 41

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10.5 Rights of Unit Holders 41
10.6 Allocations During Period of Liquidation 41
10.7 Character of Liquidating Distributions 42
10.8 The Liquidator 42
10.9 Forms of Liquidating Distributions 42

SECTION 11. MISCELLANEOUS 42
11.1 Notices 42
11.2 Binding Effect 42
11.3 Construction 43
11.4 Headings 43
11.5 Severability 43
11.6 Incorporation By Reference 43
11.7 Variation of Terms 43
11.8 Governing Law 43
11.9 Waiver of Jury Trial 43
11.10 Counterpart Execution 43
11.11 Specific Performance 43

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THIS ~~THIRD~~FOURTH AMENDED AND RESTATED OPERATING AGREEMENT (the "Agreement") is entered into and shall be effective as of the ~~15th~~[___]th day of ~~February, 2007~~December, 2021 (the "Effective Date"), by and among GOLDEN GRAIN ENERGY, LLC, an Iowa limited liability company (the "Company"), each of the Persons who are identified as Members on the attached Exhibit A and who have executed a member signature page of this Agreement, and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.

WHEREAS, the Members of the Company have adopted an Amended and Restated Operating Agreement of the Company dated August 21, 2002, a First Amendment to the Amended and Restated Operating Agreement dated September 17, 2003, a Second Amendment to the Amended and Restated Operating Agreement dated April 1, 2004~~ and a Second Amended and Restated Operating Agreement dated November 15, 2005, pursuant to the Iowa Limited Liability Company Act (the "Act");~~; and

WHEREAS, the Members of the Company have adopted a Second Amended and Restated Operating Agreement dated November 15, 2005; and

WHEREAS, the Members of the Company have adopted a Third Amended and Restated Operating Agreement dated February 15, 2007, a First Amendment to the Third Amended and Restated Operating Agreement dated February 20, 2012, a Second Amendment to the Third Amended and Restated Operating Agreement dated February 25, 2013, a Third Amendment to the Third Amended and Restated Operating Agreement dated February 19, 2018, and a Fourth Amendment to the Third Amended and Restated Operating Agreement dated February 22, 2021; and

WHEREAS, the Members desire to amend and restate the ~~Second~~Third Amended and Restated Operating Agreement to incorporate previous amendments and revise and set forth the respective rights, duties, and responsibilities with respect to the Company and its business and affairs; and

WHEREAS, the ~~Company's organizers caused to be filed with~~Company is governed by the ~~State of~~ Iowa~~, Articles of Organization of the~~ Revised Uniform Limited Liability Company Act pursuant to Chapter ~~490A~~489 of the Iowa Code (the "Act"); and

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. THE COMPANY

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1.1 Formation. The initial Members formed the Company as an Iowa limited liability company by filing Articles of Organization with the State of Iowa on March 18, 2002 pursuant to the provisions of the Act.. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.

1.2 Name. The name of the Company shall be "Golden Grain Energy, LLC" and all business of the Company shall be conducted in such name.

1.3 Purpose; Powers. The nature of the business and purposes of the Company are (i) to own, construct, operate, lease, finance, contract with and/or invest in ethanol production and co-product production facilities as permitted under the applicable laws of the State of Iowa; (ii) to engage in the processing of corn, grains and other feedstocks into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.

1.4 Principal Place of Business. The Company shall continuously maintain an office in Iowa. The principal office of the Company shall be at 1822 43rd Street SW, Mason City, IA 50401, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company's principal office.

1.5 Term. The term of the Company commenced on the date the Articles of Organization (the "Articles") of the Company were filed with the office of the Secretary of State of Iowa, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.

1.6 Agent For Service of Process. The name and address of the agent for service of process on the Company in the State of Iowa shall be Stanley B. LauresBrooke Peters, 1822 43rd Street SW, Mason City, IA 50401, or any successor as appointed by the Directors.

1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name. Each Member's interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

1.8 Payment of Individual Obligations. Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9 Independent Activities; Transactions With Affiliates. The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the

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Director may deem appropriate in its discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member, or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

1.10 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

~~(a)~~ "Act" means Chapter ~~490A~~489 of the Iowa Code, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

~~(b)~~ "Adjusted Capital Account Deficit" means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

~~(c)~~ "Affiliate" means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person (ii) any officer, director, general partner, member or trustee of such Person or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms "controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.

~~(d)~~ "Agreement" means this ~~Third~~Fourth Amended and Restated Operating Agreement of Golden Grain Energy, LLC, as amended from time to time.

~~(e)~~ "Articles" means the Articles of Organization of the Company filed with the State of Iowa, as amended from time to time.

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(f) "Assignee" means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.6.

(g) "BBA" has the meaning set forth in Section 7.3(a) hereof.

"BBA Procedures" means the partnership audit procedures enacted under Section 1101 of the BBA.

"Capital Account" means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.

(h) "Capital Contributions" means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member's predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

"Class A Member" means any Person (i) who has become a Member under this Agreement, and (ii) is the owner of one or more Class A Units. "Class A Members" means all such Persons.

"Class A Unit" means anya Unit issued to a Member that does not qualify as a has been classified into a Class A Unit.

"Class A Unit Holder(s)" means the owner(s) of one or more Class A Units.

"Class B Unit.Member" means any Person (i) who has become a Member under this Agreement, and (ii) who is the owner of one or more Class B Units. "Class B Members" means all such Persons.

(j) "Class B Unit" means a Unit that has been classified into a Class B Unit.

"Class B Unit Holder(s)" means the owner(s) of one of up to a maximum aggregate of 1,000,000or more Class B Units issued.

"Class C Member" means any Person (i) towho has become a Member under this Agreement, and (ii) who is the owner of one or more Class C Units. "Class C Members at $0.50 per Unit " means all such Persons.

"Class C Unit" means a Unit that has been classified into a Class C Unit.

"Class C Unit Holder(s)" means the owner(s) of one or more Class C Units.

"Class D Member" means any Person (i) who has become a Member under this Agreement, and (ii) who is the owner of one or more Class D Units. "Class D Members" means all such Persons.

"Class D Unit" means a Unit that has been classified into a Class D Unit.

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"Class D Unit Holder(s)" means the owner(s) of one or more Class D Units.

"Classification" refers to the division of the Units into different classes such that the Company has fewer than three hundred (300) Class A Unit Holders of record, resulting in a suspension of the Company's private placement in March and early April of 2002, and (ii) to Members pursuant to options granted by the Board at $0.50 per Unitreporting obligations as a public company upon making the appropriate filings with the SEC.

"Classification Date" means 5:00 p.m. on or before the termination of the Company's private placement in March and early April of 2002.January 1, 2022.

(k) "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

(l) "Company" means Golden Grain Energy, LLC, an Iowa limited liability company.

(m) "Company Minimum Gain" has the meaning given the term "partnership minimum gain" in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(n) "Debt" means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations under direct or indirect guarantees of (including obligations, contingent or otherwise, to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent or are being contested in good faith by appropriate proceedings.

(o) "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

(p) "Director" means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the Terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. "Directors" means all such Persons. For purposes of the Act, the Directors shall be deemed to be the "managers" (as such term is defined and used in the Act) of the Company. Unless otherwise stated in this Agreement, any action taken by the Directors shall require the affirmative vote of a majority of the Directors

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present at a meeting of the Directors (in person or by telephonic or other electronic means as more specifically described in Section 5.7) and entitled to vote thereat.

(q) "Dissolution Event" means (i) Thethe affirmative vote of holders of a 75% majority in interest of the MembersUnits to dissolve, wind up, and liquidate the Company; or (ii) Thethe entry of a decree of judicial dissolution pursuant to the Act.

(r) "Effective Date" means February 15, 2007December [___], 2021.

(s) "Facilities" shall mean the ethanol production and co-product production facilities in the northern Iowa area, or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Business Plan.

(t) "Financing Closing" means the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors.

(u) "Fiscal Quarter" means (i) any three-month period commencing on each of November 1, February 1, May 1, and August 1 and ending on the last date before the next such date and (ii) the period commencing on the immediately preceding November 1, February 1, May 1, or August 1, as the case may be, and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof.

(v) "Fiscal Year" means (i) any twelve-month period commencing on November 1 and ending on October 31 and (ii) the period commencing on the immediately preceding November 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

(w) "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

(x) "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets

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distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

~~(y)~~ "Issuance Items" has the meaning set forth in Section 3.3(~~i~~h) hereof.

~~(z)~~ "Liquidation Period" has the meaning set forth in Section 10.6 hereof.

~~(aa)~~ "Liquidator" has the meaning set forth in Section 10.8 hereof.

~~(bb)~~ "Losses" has the meaning set forth in the definition of "Profits" and "Losses."

~~(cc)~~ "Member" means any ~~person~~Person (i) whose name is set forth in the Company's Membership Register as ~~such on Exhibit "A" initially attached hereto~~of the date of this Agreement or has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Units. "Members" means all such Members.

~~(dd) "Members" means all such Members.~~

~~(ee)~~ "Membership Economic Interest" means collectively, a Member's share of "Profits" and "Losses," the right to receive distributions of the Company's assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as "Units."

~~(ff)~~ "Membership Interest" means collectively, the Membership Economic Interest and Membership Voting Interest.

~~(gg)~~ "Membership Register" means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number and class of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

~~(hh)~~ "Membership Voting Interest" means collectively, a Member's right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder, including votes by specific classes of Units, or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.

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(ii) "Net Cash Flow" means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. "Net Cash Flow" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

(jj) "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(kk) "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(ll) "Officer" or "Officers" has the meaning set forth in Section 5.14 hereof.

(mm) "Partnership Representative" has the meaning set forth in Section 7.3(a) hereof.

"Permitted Transfer" has the meaning set forth in Section 9.2 hereof.

(nn) "Person" means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(oo) "Profits and Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the

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asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

~~(pp)~~ "Property" means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

~~(qq)~~ "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

~~(rr)~~ "Regulatory Allocations" has the meaning set forth in Section 3.4 hereof.

~~(ss)~~ "Related Party" means the adopted or birth relatives of any Person and such Person's spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person's (and such Person's spouse's) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

~~(tt)~~ "Securities Act" means the Securities Act of 1933, as amended.

~~(uu)~~ "Subsidiary" means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

~~(vv)~~ "Tax Matters Member" has the meaning set forth in Section 7.3(a) hereof.

~~(ww)~~ "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.

~~(xx)~~ ~~"Units or~~ "Unit" means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. "Unit" refers to any Class A Unit, Class B Unit, Class C Unit or Class D Unit when no distinction is required by the context in which the term is used herein.

~~(yy) "Unit Holders" means all Unit Holders.~~

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(zz) "Unit Holder" means the owner of one or more Units. Class A Unit(s), Class B Unit(s), Class C Unit(s) or Class D Unit(s) when no distinction is required by the context in which the term is used herein.

(aaa) "Unit Holders" means all of the Class A Unit Holders, Class B Unit Holders, Class C Unit Holders and Class D Unit Holders when no distinction is required by the context in which the term is used herein.

"Unit Holder Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

(bbb) "Unit Holder Nonrecourse Debt Minimum Gain" means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

(ccc) "Unit Holder Nonrecourse Deductions " has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1 Original Capital Contributions. The name, address, original Capital Contribution, and initial Units quantifying the Membership Interest of each initial Member are set out in Exhibit A attached hereto, and shall also beis set out in the Membership Register along with those Members admitted after to the Effective Date.

2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder's original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause Exhibit A and the Membership Register to be appropriately amended.

2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a) To each Unit Holder's Capital Account there shall be credited (i) such Unit Holder's Capital Contributions; (ii) such Unit Holder's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

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(b) To each Unit Holder's Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

SECTION 3. ALLOCATIONS

3.1 Profits. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held, regardless of class.

3.2 Losses. After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held~~.~~, regardless of class.

3.3 Special Allocations. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent

15

Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

(e) Nonrecourse Deductions. Non recourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

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(f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

~~(h) Class B Unit Holder Allocations. If the Company has aggregate net gain on the disposition of its properties in dissolution remaining after application of the curative allocation provisions of Section 3.4, such remaining gain shall be specially allocated to the Unit Holders who hold Class B Units in proportion to such Class B Units in an amount not to exceed Fifty Cents ($0.50) per Class B Unit.~~

~~(i~~(h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the "Issuance Items") shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4 Curative Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1~~, 3.2,~~ and 3.~~3(h).~~2. In exercising their discretion under this Section 3.4, the Directors shall take into account future Regulatory Allocations under Sections 3.3(a) and 3.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 3.3(e) and 3.3(f).

3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an

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allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder's Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6 Other Allocation Rules.

(a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.

(b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes.

(c) Solely for purposes of determining a Unit Holder's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders' aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

(d) Generally, allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder's Units bears to the total number of Units issued and outstanding~~.~~, regardless of class.

3.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

3.8 Tax Credit Allocations. All credits against income tax with respect to the Company's property or operations, including the Small Ethanol Producer Credit (as defined in the Code), if

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available, shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.

SECTION 4. DISTRIBUTIONS

4.1 Net Cash Flow. Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company's lenders from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.

SECTION 5. MANAGEMENT

5.1 Directors.

(a) General. The Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such as are by this Agreement conferred upon or reserved for the Members. Each Director elected by Unit Holders must be a Member, or an elected or appointed representative of a Member who is not a natural person. Such qualification shall not apply to Directors appointed pursuant to Section 5.1(c). The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. The management of the business and affairs of the Company shall be directed by the Directors and not by its Members. Subject to Section 5.~~4~~6 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors.

(b) Number. The size of the Board of Directors shall be ~~fixed at~~ a minimum of seven (7) Directors and a maximum of thirteen (13) Directors. ~~Seven (7) directors~~The Board of

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Directors may adjust the size of the Board of Directors within this range by an affirmative vote of a majority of all Directors. Notwithstanding the foregoing, at all times there shall be a majority of Directors who are elected by the Members pursuant to Section 5.2 of this Agreement~~.~~ ~~The remaining six (6) directors shall be~~ as compared to the number of Directors appointed pursuant to Section 5.1(c) of this Agreement.~~ The Members may increase or decrease the number of Directors and may change from a variable range to a fixed number or visa versa by an action by the Members pursuant to Section 6.4 of this Agreement.~~

(c) Special Right of Appointment for Certain Class A Unit Holders. Each Class A Unit Holder who holds one million (1,000,000) or more Class A Units as of November 15, 2005 is entitled to appoint one (1) Director.

(i) Number of Appointed Directors. As of November 15, 2005 the number of appointed director positions will remain fixed at ~~six (6~~three (3).

(ii) Right to Appoint Directors after November 15, 2005. If a Member's purchase of Class A Units after November 15, 2005 causes said Member's holdings of Class A Units to exceed one million (1,000,000), that Member is not entitled to appoint a Director.

(iii) Transfer or Retention of Right of Appointment. Notwithstanding Section 5.1(c)(ii) above, if any Member that currently holds a right of appointment hereunder transfers one million (1,000,000) or more Class A Units to any Person and its Affiliates, that Member's right of appointment shall be transferred to the transferee concurrently therewith. Notwithstanding the foregoing, if the transferor of one million (1,000,000) or more Class A Units continues to hold one million (1,000,000) or more Class A Units after the transfer, said transferor may, in the transferor's sole discretion, retain the right of appointment. Transfers of Class A Units to Affiliates shall count in determining whether a transfer of one million (1,000,000) or more Class A Units has occurred for purposes of this section.

(iv) Term of Appointed Directors. A Director appointed by a Class A Unit Holder under this section shall serve indefinitely at the pleasure of the Class A Unit Holder appointing him or her until a successor is appointed, or until the earlier death, resignation, or removal of the Director. A Director appointed under this section may be removed for any reason by the Class A Member appointing him or her or the Class A Member who succeeds to a right to appoint directors pursuant to a transfer of Class A Units satisfying the requirements of Section 5.1(c)(iii), upon written notice to the Board of Directors, which notice may designate and appoint a successor Director to fill the vacancy, and which notice may be given at a meeting of the Board of Directors attended by the person appointed to fill the vacancy. Any such vacancy shall be filled within thirty (30) days of its occurrence by the Class A Unit Holder having the right of appointment.

(v) Board of Directors Right to Appoint Successor. If a vacancy in an appointed board position is not filled within thirty (30) days, then the appointing Class A Unit Holder's right to appoint a Director shall terminate and the Board of Directors shall have the ~~right~~option to either appoint a successor~~.~~ Director to fill the vacant appointed director position or eliminate the vacant appointed director position. In the event that the

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number of Class A Units held by aan appointing Class A Unit Holder falls below one million (1,000,000) Units, the term of any Director appointed by such appointing Unit Holder shall terminate and a successor shall be appointed by the Board of Directors. A shall have the option to either appoint a successor Director to fill the vacant appointed director position or eliminate the vacant appointed director position. Decisions by the Board of Directors under this Section shall serve indefinitely at the pleasure of the Board of Directors until the Board of Directors appointsto eliminate a successor due to the death, resignation, or removal of thevacant appointed Director. director position shall be made by an affirmative vote of a majority of all Directors.

(d) Limits on Modification. The amendment or repeal of this section 5.1 or the adoption of any provision inconsistent therewith shall require an action by the Members pursuant to Section 6.48.1 of this Agreement. .

5.2 Election of Directors.

(a) Term of Elected Directors. Upon the expiration of the initial terms of the Directors set forth on Exhibit "B" attached hereto, at the annual meeting of the Members in 2003, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified. The terms of The Directors elected by the Members shall be classified as Group I Directors shall expire first (initial term of one year with successors elected to three year terms thereafter), followed by those of, Group II Directors (initial term of two years with successors elected to a three year terms thereafter), and then Group III Directors (initial and subsequent terms of three years).. The initialcurrent Directors shall, by resolution adopted prior to the expiration of and their initial term, separately identify the Director positions to be appointed and elected and shall classify each such Director position into a respective group, such classification to serve as the basis for the staggering of terms among the Directorsterms are as set forth on Exhibit B.

(b) Members Entitled to Elect Directors. Elected Directors shall be elected by the Class A andUnit Holders, Class B Unit Holders and Class C Unit Holders, voting collectivelyas a single class, at the annual meeting of Unit Holders in 2003 and at each subsequent annual meeting of Unit Holders when a vacancy exists, provided, however, that any Class A Unit Holder who is authorized to appoint a Director pursuant to Section 5.1(c)), or any Person directly or indirectly controlling, controlled by or under common control with such Class A Unit Holder who is authorized to appoint a Director pursuant to Section 5.1(c), shall not be entitled to vote for the election of any other Directors that the Unit Holders are entitled to elect, and the Units held by such Class A Unit Holder, or any Person directly or indirectly controlling, controlled by or under common control with such Person, shall not be included in determining the election of Directors pursuant to subparagraph (d) of this Section 5.2. For purposes of this Section 5.2(b), the terms "controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person.

(c) Director Nominations. One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of directors may also be made by any Class A

21

Unit Holder entitled to vote generally in the election of directors as provided in Section 5.2(b), any Class B Unit Holder, and any Class C Unit Holder.

i. Timing of Nominations. AThose Unit HolderHolders, as provided above in Section 5.2(c), who desiresdesire to nominate a director candidate must provide the Company with written notice of such Unit Holder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 calendar days before the date of the Company's proxy statement released to Unit Holders in connection with the previous year's annual meeting. Notwithstanding the foregoing, in the event Rule 14a-8(e)(2) of Regulation 14A of the Securities Exchange Act of 1934, as amended, relating to the submission of member proposals for inclusion in a company's proxy statement is amended, the deadline for nominations for director candidates under this section shall automatically adjust to remain the same as the timeframe provided in Rule 14a-8(e) for member proposals. However, if the Company did not hold an annual meeting the previous year or the date of the current year's annual meeting is changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time, as determined by the Board of Directors, before the Company begins to print and mail its proxy materials for the annual meeting of the Company. Notwithstanding any provision to the contrary, the Board of Directors, in its sole discretion, may accept written notice that is submitted after the above--described deadline has passed.

ii. Content of Notice to Company of Nominations. Each such notice to the Secretary shall set forth: (a) the name and address of record of the Unit Holder who intends to make the nomination; (b) a representation that the Unit Holder is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the Unit Holder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Unit Holder; (e) such other information regarding each nominee proposed by such Unit Holder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (f) the consent of each nominee to serve as a Director of the Company if so elected; and (g) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director's seat to be filled at the next election of Directors. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(d) Voting Requirement. Nominees for open Director positions shall be elected by a plurality vote of the Members present at a meeting holding Class A Units, Class B Units or Class C Units, voting as a single class, at which a quorum is present so that the nominees receiving the greatest number of votes relative to the votes cast for their competitors shall be elected Directors.

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(e) Vacancies. Except in the instance of representatives appointed to the Board of Directors by certain Class A Unit Holders under Section 5.1, whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.

(f) Limits on Modification. The amendment or repeal of this section 5.2 or the adoption of any provision inconsistent therewith shall require an action by the Members pursuant to Section ~~6.4~~8.1 of this Agreement.

5.3 Committees. A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

5.4 Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a "manager" under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:

(a) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(b) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c) Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-

23

fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

(f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

(g) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

(h) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

(i) Contract on behalf of the Company for the employment and services or employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors' and Officers' liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

(l) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or ~~in~~on behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

(m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

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(n) Agree with any Person as to the form and other terms and conditions of such Person's Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution;

(o) Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act; and

(p) Set a limit for the minimum number of Units that may be transferred in any one transaction.

5.5 Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.

5.6 Restrictions on Authority of Directors. (a) The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i) Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

(ii) Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii) Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv) Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

(b) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of holders of a majority of the ~~Membership Voting Interests~~Class A Units and Class B Units, voting as a single class:

(i) Merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii) Confess a judgment against the Company in an amount in excess of $500,000;

(iii) Issue Units at a purchase price of less than $0.50 per Unit; or

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(iv) Elect to dissolve the Company;

(v)(iv) Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors which are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval of the Members may be given by a vote of a majority of the Membership Voting Interests., with all classes of Units entitled to vote on the matter, voting as a single class.

(c) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without Member actionthe approval of the Class A Unit Holders pursuant to Section 6.4 of this Agreement, issue more than an aggregate of 100,000,000 Units.

5.7 Director Actions. Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any one or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days' written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by all of the Directors. The Directors may participate in any meeting of the Directors by means of telephone conference, video conference, or similar means of communication by which all persons participating in the meeting can simultaneously hear and speak with each other. Not less than fifty percent (50%) of the Directors shall constitute a quorum for the transaction of business at any Director's meeting, provided that a majority thereof shall be Directors elected by Class A andUnit Holders, Class B Unit Holders and Class C Unit Holders. Each Director shall have one (1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of all Directors. No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director's (or his/her Affiliate's) potential financial interest in the outcome of such vote, provided that the nature of such Director's (or his/her Affiliate's) potential financial interest was reasonably disclosed at the time of such vote.

5.8 Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged; and (ii) for the accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with

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the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.9 Chairman and Vice Chairman. Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

5.10 President and Chief Executive Officer. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President and CEO of the Company (herein referred to as the "President"; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Directors shall appoint someone other than the Chairman as the President of the Company not later than the commencement of operations of the Facilities, and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day –to day operations of the Facilities.

5.11 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefor; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.

5.12 Secretary; Assistant Secretary. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

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5.13 Vice President. The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.

5.14 Delegation. Unless prohibited by a resolution of the Directors, the President, Chief Financial Officer, Vice President and Secretary (individually, an "Officer" and collectively, "Officers") may delegate in writing some or all of the duties and powers of such Officer's management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated. The offices of Secretary and Treasurer may be held by one individual.

5.15 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the President; or (iii) by such other person or persons as may be designated from time to time by the Directors.

5.16 Limitation of Liability; Indemnification of Directors. To the maximum extent permitted under the Act and other applicable law, no Member or Director of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member or Director or both. No Director of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director; provided that this provision shall not eliminate or limit the liability of a Director for any of the following: (i) receipt of an improper financial benefit to which the Director is not entitled; (ii) liability for receipt of distributions in violation of the articles of organization, operating agreement, or ~~Sections 807 and 808 of~~ the Act; (iii) a knowing violation of law; or (iv) acts or omissions involving fraud, bad faith or willful misconduct. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director or Officer in connection with the business of the Company, including reasonable attorneys' fees incurred by such Director or Officer in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director, including reasonable attorneys' fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person's official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.

5.17 Compensation; Expenses of Directors. No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any

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of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.

5.18 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company's cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If the Directors, or any Affiliate of the Directors, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

SECTION 6. ROLE OF MEMBERS

6.1 Classification of Membership Units. Effective as of the Classification Date, there shall be four (4) classes of membership Units such that:

(a) each Unit outstanding immediately prior to the Classification Date, regardless of class, owned by a Member who is the holder of record of 20,001 or more Units on the Classification Date shall, by virtue of this Section 6.1 and without any action on the part of the holder thereof, hereafter be classified as a Class A Unit;

(b) each Unit outstanding immediately prior to the Classification Date, regardless of class, owned by a Member who is the holder of record of 10,001 to 20,000 Units on the Classification Date shall, by virtue of this Section 6.1 and without any action on the part of the holder thereof, hereafter be classified as a Class B Unit;

(c) each Unit outstanding immediately prior to the Classification Date, regardless of class, owned by a Member who is the holder of record of exactly 10,000 Units on the Classification Date shall, by virtue of this Section 6.1 and without any action on the part of the holder thereof, hereafter be classified as a Class C Unit; and

(d) each Unit outstanding immediately prior to the Classification Date, regardless of class, owned by a Member who is the holder of record of less than 10,000 Units on the Classification Date shall, by virtue of this Section 6.1 and without any action on the part of the holder thereof, hereafter be classified as a Class D Unit.

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The classification of each Unit as a Class A Unit, Class B Unit, Class C Unit or Class D Unit shall remain in effect permanently following the Classification Date. Classes will not be subject to minimum ownership requirements after the Classification.

6.2 Voting Rights ~~or~~and Powers. Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

~~6.2 Voting Rights.~~ The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement. Members holding Class A Units shall be entitled to vote on all of the acts or matters on which the vote of Members is required by this Agreement, unless expressly excluded from such Member vote. Members shall not have any voting rights with respect to their Class B Units, Class C Units, or Class D Units, except as expressly designated herein.

6.3 Member Meetings; Quorum and Proxies. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting. The Members may participate in any Members meeting by telephone conference, video conference, or other communication if all persons participating can hear and speak with each other. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least 10 days and no more than 60 days before the day on which the meeting is to be held. Unit Holders representing an aggregate of not less than twenty-five percent (25%) of the Units may also in writing demand that a meeting of the Members be called by the Directors. ~~Starting in 2003, regular~~Regular meetings of the Members, one of which the Directors shall designate as the annual meeting of the Members, shall be held not less than once per Fiscal Year, at such time and place as determined by the Directors upon written notice thereof stating the date, time and place, given not less than ten (10) days nor more than sixty (60) days prior to the meeting to every Member entitled to vote at such meeting. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting. The presence (in person or by proxy or mail ballot) of at least thirty percent (30%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors. In the absence of a quorum at any such meeting, the vote of the Members representing at least a majority of the Class A Units so represented at the meeting may adjourn the meeting from time to time for a period not to exceed 60 days without further notice. However, if the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present (in person, by proxy, or by mail ballot), any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Units whose absence would cause less than a quorum to be present.

6.4 Voting; Action by Members. If a quorum is present at a meeting of the Members, the affirmative vote of a majority of the Membership Voting Interests represented at said meeting of

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the Members (in person, by proxy, or by mail ballot) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by this Agreement.

6.5 Termination of Membership. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including ~~registration and~~ withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.5 hereof.

6.6 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event which is deemed to terminate the continued membership of a Member. The Company's affairs shall not be required to be wound up. The Company shall continue without dissolution.

6.7 No Obligation to Purchase Membership Interest. No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member's Capital Contributions or to require the purchase or redemption of the Member's Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

6.8 Waiver of Dissenters Rights. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters' or similar rights under the Act.

6.9 Limitation on Ownership. Notwithstanding any other provision herein, no Member shall directly or indirectly own or control more than forty percent (40%) of the issued and outstanding Units at any time. Units under indirect ownership or control by a Member shall include Units owned or controlled by such Member's Related Parties and Affiliates.

6.10 Fixing of Record Date. For purposes of determining the Members entitled to notice of, or to vote at, any Member meeting or any adjournment thereof, or for purposes of determining the Members entitled to receive payment of any distribution, or in order to make a determination of the Members for any other purpose, the Directors may fix in advance a date as the record date for any such determination of Members. In the case of a record date with respect to a meeting of Members, such date shall be set at least ten (10) days prior to the meeting for which the record date is established. If no record date is fixed for the determination, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring a distribution is adopted, as the case may be, shall be the record date for such determination. When a determination of Members entitled to vote at any meeting of the Members has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

SECTION 7. ACCOUNTING, BOOKS AND RECORDS

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7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office all of the following: (i) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account, Units and class of Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly. Any Member or its designated representative shall have reasonable access during normal business hours to such information and documents. The rights granted to a Member pursuant to this Section 7.1 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time.

7.2 Reports. The Chief Financial Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member's Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. As soon as practicable following the end of each Fiscal Year (and in any event not later than ninety (90) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company's accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

7.3 Tax Matters. ~~The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the "Tax Matters Member" under the Code and in any similar capacity under state or local law; provided,~~

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however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.

(a) Appointment. The Chairman of the Board is hereby appointed as the "tax matters partner" (as defined in Code Section 6231 prior to its amendment by the Bipartisan Budget Act of 2015 ("BBA")) (the "Tax Matters Member") and the "partnership representative" (the "Partnership Representative") as provided in Code Section 6223(a) (as amended by the BBA). The Partnership Representative is appointed under Iowa Code § 422.25C to serve as the "state partnership representative," as provided in Iowa Code § 422.25B, unless the Company designates in writing another person as the state partnership representative pursuant to Iowa Code § 422.25B(3). The Company and the Members hereby expressly and irrevocably agree to apply Iowa Code § 422.25C to all tax years prior to 2020 and the Chairman of the Board is irrevocably appointed the state partnership representative for tax years prior to 2020 by the Company and the Members. The Tax Matters Member or Partnership Representative may resign at any time. The Tax Matters Member or Partnership Representative may be removed at any time by the Board. Upon resignation, death, or removal of the Tax Matters Member or Partnership Representative, the Board will select the successor Tax Matters Member or Partnership Representative.

(b) Tax Examinations and Audits. The Tax Matters Member and Partnership Representative are each authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by any taxing authority, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees that such Member will not independently act with respect to tax audits or tax litigation of the Company, unless previously authorized to do so in writing by the Tax Matters Member or Partnership Representative, which authorization may be withheld by the Tax Matters Member or Partnership Representative in its sole discretion. The Tax Matters Member or Partnership Representative has sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority.

(c) Income Tax Elections. Except as otherwise provided herein, each of the Tax Matters Member and Partnership Representative has the sole discretion to make any determination regarding income tax elections it deems advisable on behalf of the Company, including (1) the election out of the BBA Procedures for tax years beginning on or after January 1, 2018 pursuant to Code Section 6221(b) (as amended by the BBA); and (2) for any year in which applicable law and regulations do not permit the Company to elect out of the BBA Procedures, the election of the alternative procedure under Code Section 6226, as amended by Section 1101 of the BBA.

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(d) Tax Returns. Each Member agrees that such Member will not treat any Company item inconsistently on such Member's federal, state, foreign or other income tax return with the treatment of the item on the Company's return.

(e) Survival of Obligations. The obligations of each Member or former Member under this Section survive the transfer or redemption by such Member of its Units and the termination of this Agreement or dissolution of the Company. Each Member acknowledges and agrees that, notwithstanding the transfer or redemption of all or a portion of its Membership Interest in the Company, it may remain liable for tax liabilities with respect to its allocable share of income and gain of the Company for the Company's taxable years (or portions thereof) prior to such transfer or redemption.

7.4 Delivery to Members and Inspection. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1 and a copy of this Agreement and all amendments hereto. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company's federal, state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

SECTION 8. AMENDMENTS

8.1 Amendments. ~~Amendments to this Agreement may be proposed by the~~

(a) The Directors or ~~any~~Class A Member~~.~~(s) owning at least ten percent (10%) of the Class A Units may propose amendments to this Agreement. Following such proposal, the Directors shall submit to the Class A Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Directors shall include in any such submission a recommendation as to the proposed amendment. The Directors shall seek the written vote of the Class A Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that ~~it~~they may deem appropriate. ~~Except as otherwise provided for in this Agreement, a~~A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by ~~an action~~a majority of the ~~Members pursuant to Section 6.4 of this Agreement. However, if said amendment would reduce or have the effect of reducing the voting requirement necessary to take an action under this Agreement, then the affirmative vote of the proportion or number of~~ Membership Voting Interests held by the Class A Members representing a quorum at a Meeting of the Class A Members (in person, by proxy, or by mail ballot).

(b) The approval of the Class B Members, Class C Members or Class D Members shall not be required ~~under the section that is the subject of the amendment is required to adopt said amendment. Notwithstanding any provision of this Section 8.1 to the contrary, this~~to amend this Agreement, except:

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(i) This Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.or Membership Economic Interest of such Member. Provided that, such an adversely affected Member's consent shall not be required for any alteration resulting from a change in the number of outstanding Units, the adjustment to the Capital Accounts permitted by this Agreement, the creation of new classes of Units, or modifies the rights and obligations of an existing class of Units that affect the class generally; and

(ii) This Agreement shall not be amended without the approval of each class of Units adversely affected if such amendment would modify the limited liability or Membership Economic Interest of such class of Units that affect the class of Units generally. Each class or classes so adversely shall be approved by the affirmative vote of the Members holding at least a majorty of the Membership Voting Interests of that class of Units applicable, with each class or classes voting separately as a class. However, an adversely affected class's consent shall not be required for any alteration resulting from a change in the number of outstanding Units, the adjustment to the Capital Accounts permitted by this Agreement, the creation of new classes of Units, or changes that apply to all of the classes generally.

(iii) Section 5.1 and Section 5.2 of this Agreement shall not be amended without affirmative vote of a majority of the Membership Voting Interests held by the Class A Unit Holders and the Class B Unit Holders, voting as a single class, representing a quorum at a meeting of the Class A Members and Class B Members (in person, by proxy, or by mail ballot).

SECTION 9. TRANSFERS

9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party's rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Third Amended and Restated Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Section 9, aAny Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 is referred to in this Agreement as a "Permitted Transfer." Permitted Transfers do not require Director approval; however, the admission of any transferee as a substituted Member is subject to the requirements of Section 9.6.

(a) Class A Permitted Transfer. So long as such Transfer does not increase the number of Class A Unit Holders of the Company, a Class A Member may (a) at any time Transfer all or any portion of its Class A Units (i) to the transferor'sMember's administrator or trustee to whom

35

such Units are transferredTransferred at death involuntarily by operation of law, or (ii) without consideration to or in trust for descendants of athe Member; and .

(b) at any time following the date on which substantial operations of the Facilities commences, Transfer all or any portion of Class B Permitted Transfer. So long as such Transfer does not increase the number of Class B Unit Holders of the Company, a Class B Member may Transfer its Class B Units (i) to any Person approvedthe Member's administrator or trustee to whom such Class B Units are Transferred involuntarily at death by a majority of the Directors in writingoperation of law, or (ii) without consideration to any otheror in trust for descendants of the Member.

(c) Class C Permitted Transfer. So long as such Transfer does not increase the number of Class C Unit Holders of the Company, a Class C Member may Transfer its Class C Units (i) to the Member's administrator or to any Affiliatetrustee to whom such Class C Units are Transferred involuntarily at death by operation of law, or Related Party of another Member,(ii) without consideration to or (iii) to any Affiliatein trust for descendants of the Member.

(d) Class D Permitted Transfer. So long as such Transfer does not increase the number of Class D Unit Holders of the Company, a Class D Member may Transfer its Class D Units (i) to the Member's administrator or Related Party of the transferor. Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a "Permitted Transfer".trustee to whom such Class D Units are Transferred involuntarily at death by operation of law, or (ii) without consideration to or in trust for descendants of the Member.

9.3 Conditions to Permitted Transfers. A Transfer shall not be treated as a Permitted Transfer under Section 9.2 hereof unless and until the Directors have approved such Transfer as set forth in Section 9.2 and the following conditions are satisfied:

(a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

(b) The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion

36

and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940.

(e) Unless otherwise approved by the Directors and ~~a 75% majority in interest of the Members~~the affirmative vote of the Members of a 75% of the Membership Voting Interests, with all classes of Units entitled to vote, voting as a single class, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f) No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

(g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

(f) Except in the case of a Transfer of Units involuntarily by operation of law or a transfer without consideration to or in trust for descendents of a Member, Units may not be transferred in amounts less than the minimum number of Units that may be transferred in any one transaction as determined by the Directors pursuant to Section 5.4(p).

37

(g) Transfer will not result in the number of Class A Unit Holders of record equaling three hundred (300) or more, or such other number as required to maintain suspension of the Company's reporting obligations under the Securities Exchange Act of 1934.

(h) Transfer will not result in the number of Class B Unit Holders, Class C Unit Holders or Class D Unit Holders of record equaling five hundred (500) or more, or such other number as required to maintain suspension of the Company's reporting obligations under the Securities Exchange Act of 1934.

The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Section 9.3(g), Section 9.3(h), and the member approval requirement set forth in Section 9.3(e).

9.4 Prohibited Transfers. Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor's Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

9.5 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.6 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

9.6 Admission of Substituted Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) The transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors; (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (A) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (B) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (C) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement; (b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company

38

incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.

9.7 Representations Regarding Transfers. (a) Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder); and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as "matching services" as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless as permitted pursuant to this Agreement, and such Person agrees to be bound by this Section 9.7 and to Transfer such Units only to Persons who agree to be similarly bound. (b) Each Member hereby represents and warrants to the Company and the Members that such Member's acquisition of Units hereunder is made as principal for such Member's own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE COMPANY UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE ~~THIRD~~FOURTH AMENDED AND RESTATED OPERATING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, AND AGREED TO BY EACH MEMBER.

THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

9.8 Distribution and Allocations in Respect of Transferred Units~~—~~. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or

39

before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective as of the first day of the month following the month in which all documents to effectuate the transfer have been approved by the Board of Directors of the Company, provided that, if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.8, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.

9.9 Additional Members. Subject to Sections 5.6, ~~Additional~~additional Members may be admitted from time to time upon the approval of the Board of Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Board of Directors shall approve. All Members acknowledge that the admission of additional Members may result in a dilution of a Member's Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit C, attached hereto. Upon execution of such Addendum, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Board of Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit C, attached hereto.

SECTION 10. DISSOLUTION AND WINDING UP

10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first Dissolution Event to occur. The Members hereby agree that, notwithstanding any provisions of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a)

40

First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company's Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company's Debts and other liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up.

10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the "Liquidation Period"), the Unit Holders shall continue to share Profits, Losses,

41

gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8 The Liquidator. The "Liquidator" shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys' fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

SECTION 11. MISCELLANEOUS

11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by United States mail, postage and charges prepaid, or (iii) if sent by facsimile, email, or other electronic transmission, when a Member has provided prior consent to electronic delivery of notices and when such transmission is electronically confirmed as having been successfully transmitted. If sent by United States ~~mailthen~~mail then the notice, payment, demand or communication must be addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the company; (c) If to a Member, to the address set forth in ~~Section 2.1 hereof~~the Membership Register.

11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

42

11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

11.4 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section ~~14.6~~ shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6 Incorporation By Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

11.7 Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

11.8 Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9 Waiver of Jury Trial. Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.11 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

43

IN WITNESS WHEREOF, the parties have executed and entered into this Operating Agreement of the Company as of the day first above set forth.

COMPANY:

GOLDEN GRAIN ENERGY, LLC

____

Dave Sovereign, Chairman

44

EXHIBIT "A"

Golden Grain Energy, LLC
~~Initial~~ Membership ~~List~~Register

See official Membership Register maintained at the principal office of the Company and available upon request.

45

EXHIBIT "B"

~~Initial~~ Board of Directors

Name of ~~Initial~~Elected Board of Directors Members	~~Address of Initial Board of Directors Members~~Group Number
Jim Boeding~~, Treasurer~~	~~2326 265th Street, Ridgeway, Iowa 52165~~Group III
~~Arnold Boge~~Jerry Calease	~~2160 Amherst Place, Ionia, Iowa 50645~~Group II
~~LeLand Boyd~~	~~2273 Packard Avenue, Charles City, IA 50616~~
~~Marion Cagley~~	~~2370 Durham Avenue, Ionia, Iowa 50645~~
~~Dave Drilling~~	~~27016 V Avenue, Waucoma, Iowa 52171~~
~~Stephen Eastman~~	~~4401 Addison Avenue, Riceville, IA 50466~~
~~Dean Fisher~~	~~2965 160th Street, Lawler, Iowa 52154~~
~~Stanley B.~~Stan Laures	~~2325 McCloud Avenue, New Hampton, Iowa 50659~~Group I
~~Randy Liddle~~	~~1196 Hilton Avenue, Plainfield, IA 50666~~
Duane Lynch	~~1799 220th Street, New Hampton, Iowa 50659~~Group III
~~Stan Mehmen~~Dustin Petersen	~~32859 110th Street, Plainfield, IA 50666~~Group II
~~Ron Pumphrey, Secretary~~Roger Schaffer	~~P.O. Box 151, New Hampton, Iowa 50659~~Group I
~~Dennis Ptacek~~	~~10538 175th Street, Elma, IA 50628~~
~~Dave~~David Sovereign~~, Vice-President~~	~~15959 130th Avenue, Cresco, Iowa 52136~~Group I
~~William Strother~~	~~620 Rural Street, New Hampton, Iowa 50659~~
~~Walter Wendland, President~~	~~P.O. Box 319, Fredericksburg, Iowa 50630~~

46

~~Larry Zubrod~~	~~1425 Beaumont Avenue, Charles City, IA 50616~~

47

EXHIBIT "C"

MEMBER SIGNATURE PAGE

ADDENDA
TO THE
GOLDEN GRAIN ENERGY, LLC
~~THIRD~~FOURTH AMENDED AND RESTATED OPERATING AGREEMENT

The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Golden Grain Energy, LLC (the "Company"), has received a copy of the ~~Third~~Fourth Amended and Restated Operating Agreement, dated ~~February 15, 2007~~December [___], 2021, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the ~~Third~~Fourth Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said ~~Third~~Fourth Amended and Restated Operating Agreement in all respects as if the undersigned had executed said ~~Third~~Fourth Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said ~~Third~~Fourth Amended and Restated Operating Agreement from and after the date of execution hereof.

Individuals:

____
Name of Individual Member (Please Print)

____
Signature of Individual

____
Name of Joint Individual Member (Please Print)

____
Signature of Joint Individual Member

____
Date

Entities:

____
Name of Entity (Please Print)

____
Print Name and Title of Officer

____
Signature of Officer

____
Date

Agreed and accepted on behalf of the
Company and its Members:

GOLDEN GRAIN ENERGY, LLC

By: ____

Its: ____

48

APPENDIX C
FORM OF PROXY

GOLDEN GRAIN ENERGY, LLC

2022 Special Meeting of Members — January [___], 2022
Proxy Solicited on behalf of the Board of Directors

OUR DIRECTORS RECOMMEND YOU VOTE “FOR” PROPOSALS 1, 2 and 3.

PROPOSAL 1. To amend and restate our Third Amended and Restated Operating Agreement by adopting the Fourth Amended and Restated Operating Agreement, which provides for four separate and distinct classes of units: Class A, Class B, Class C and Class D Units.

FOR	AGAINST	ABSTAIN
0	0	0

PROPOSAL 2. To reclassify our units for the purpose of discontinuing the registration of our units under the Securities Exchange Act of 1934, as follows: units held by holders of 20,001 or more of our units into Class A Units; units held by holders of at least 10,001 units but less than 20,001 units into Class B Units; units held by holders of exactly 10,000 units into Class C Units; and units held by holders of less than 10,000 units into Class D Units.

FOR	AGAINST	ABSTAIN
0	0	0

PROPOSAL 3. To adjourn or postpone the Member Meeting, if necessary or appropriate, for the purpose, among others, of soliciting additional proxies if there are not sufficient votes at the time of the Member Meeting to approve the matters under consideration.

FOR	AGAINST	ABSTAIN
0	0	0

Please sign exactly as your name appears above. Joint owners must both sign. If signing as attorney, executor, trustee or other representative, please note title.

Signature:	Date:

Signature:	Date:

APPENDIX D
FORM OF TRANSMITTAL LETTER

GOLDEN GRAIN ENERGY, LLC
1822 43rd Street SW
Mason City, Iowa 50401

[Date]

[name]
[address]
[city, state, zip code]

Re: Golden Grain Energy, LLC Membership Certificates

Dear Member:

As you know, the Members of Golden Grain Energy, LLC (the “Company”) affirmatively voted on January [___], 2022 to reclassify the membership units of the Company into four classes: Class A, Class B, Class C and Class D. We now ask that you return your original membership certificate(s) to the Company so that we may re-issue a new certificate to you which will identify the Class of membership units you now own. If your original membership certificates are being held by a bank as security interest for debt or by a trustee or other third party, please make arrangements with such third parties to return your original membership certificates as soon as possible.

Please mail or hand-deliver your membership certificates to:

Golden Grain Energy, LLC
1822 43rd Street SW
Mason City, Iowa 50401

Please feel free to contact Brooke Peters at (641) 423-8525 if you have any questions regarding the return of your membership certificates.

                                Very truly yours,

                                /s/ Dave Sovereign
                                Dave Sovereign
                                Chairman of the Board

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